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                            HVIDE MARINE INCORPORATED

                                    as Issuer

                                       and

                     THE SUBSIDIARY GUARANTORS NAMED HEREIN

                                  as Guarantors

                              --------------------------


                       STATE STREET BANK AND TRUST COMPANY

                                   as Trustee

                                       and

                              BANKERS TRUST COMPANY

                               as Collateral Agent

                            --------------------------

                                    INDENTURE

                          Dated as of December 15, 1999
                           --------------------------



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

                                TABLE OF CONTENTS

                                                                                                            Page

                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE
SECTION 1.1.          Definitions.............................................................................1
SECTION 1.2.          Incorporation by Reference of Trust Indenture Act......................................22
SECTION 1.3.          Rules of Construction..................................................................23

                                   ARTICLE II

                                 THE SECURITIES

SECTION 2.1.          Form and Dating........................................................................23
SECTION 2.2.          Execution and Authentication...........................................................24
SECTION 2.3.          Registrar and Paying Agent.............................................................25
SECTION 2.4.          Paying Agent to Hold Money in Trust....................................................25
SECTION 2.5.          Securityholder Lists...................................................................26
SECTION 2.6.          Transfer and Exchange..................................................................26
SECTION 2.7.          Replacement Securities.................................................................27
SECTION 2.8.          Outstanding Securities.................................................................27
SECTION 2.9.          Treasury Securities....................................................................27
SECTION 2.10.         Temporary Securities...................................................................28
SECTION 2.11.         Cancellation...........................................................................28
SECTION 2.12.         Defaulted Interest.....................................................................28
SECTION 2.13.         CUSIP Number...........................................................................28
SECTION 2.14.         Deposit of Moneys......................................................................29
SECTION 2.15.         Book-Entry Provisions for Global Securities............................................29
SECTION 2.16.         Special Transfer Provisions............................................................30

                                   ARTICLE III

                                   REDEMPTION

SECTION 3.1.          Notices to Trustee.....................................................................34
SECTION 3.2.          Selection of Securities to Be Redeemed.................................................34
SECTION 3.3.          Notice of Redemption...................................................................34
SECTION 3.4.          Effect of Notice of Redemption.........................................................35
SECTION 3.5.          Deposit of Redemption Price............................................................36
SECTION 3.6.          Securities Redeemed in Part............................................................36

                                   ARTICLE IV

                                    COVENANTS

SECTION 4.1.          Payment of Securities..................................................................36
SECTION 4.2.          Maintenance of Office or Agency........................................................36
SECTION 4.3.          Corporate Existence....................................................................37
SECTION 4.4.          Payment of Taxes and Other Claims......................................................37
SECTION 4.5.          Maintenance of Properties; Insurance; Books and Records; Compliance with Law...........38
SECTION 4.6.          Compliance Certificates................................................................38
SECTION 4.7.          Provision of Financial Information.....................................................39
SECTION 4.8.          Further Assurance to the Trustee.......................................................39
SECTION 4.9.          Limitation on Additional Indebtedness..................................................40
SECTION 4.10.         Limitation on Sale-Leaseback Transactions..............................................40
SECTION 4.11.         Limitation on Liens....................................................................40
SECTION 4.12.         Limitation on Restricted Payments......................................................40
SECTION 4.13.         Disposition of Proceeds of Asset Sales.................................................41
SECTION 4.14.         Limitation on Transactions with Affiliates.............................................44
SECTION 4.15.         Change of Control......................................................................45
SECTION 4.16.         Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries..........46
SECTION 4.17.         Limitation on Designations of Unrestricted Subsidiaries................................47
SECTION 4.18.         Impairment of Security Interest........................................................48
SECTION 4.19.         Waiver of Stay, Extension or Usury Laws................................................48
SECTION 4.20.         Limitation on Preferred Stock of Restricted Subsidiaries...............................48
SECTION 4.21.         Additional Interest, Rating of Securities..............................................48
SECTION 4.22.         Excess Cash Flow.......................................................................49

                                    ARTICLE V

                              SUCCESSOR CORPORATION

SECTION 5.1.          When Company May Merge, Etc............................................................49
SECTION 5.2.          Successor Entity Substituted...........................................................51

                                   ARTICLE VI

                              DEFAULT AND REMEDIES

SECTION 6.1.          Events of Default......................................................................52
SECTION 6.2.          Acceleration...........................................................................54
SECTION 6.3.          Other Remedies.........................................................................54
SECTION 6.4.          Waiver of Past Default.................................................................55
SECTION 6.5.          Control by Majority....................................................................55
SECTION 6.6.          Limitation on Suits....................................................................55
SECTION 6.7.          Rights of Holders To Receive Payment...................................................56
SECTION 6.8.          Collection Suit by Trustee or Collateral Agent.........................................56
SECTION 6.9.          Trustee or Collateral Agent May File Proofs of Claim...................................56
SECTION 6.10.         Priorities.............................................................................57
SECTION 6.11.         Undertaking for Costs..................................................................57

                                   ARTICLE VII

                                     TRUSTEE

SECTION 7.1.          Duties of Trustee......................................................................58
SECTION 7.2.          Rights of Trustee......................................................................59
SECTION 7.3.          Individual Rights of Trustee...........................................................60
SECTION 7.4.          Trustee's Disclaimer...................................................................60
SECTION 7.5.          Notice of Defaults.....................................................................60
SECTION 7.6.          Reports by Trustee to Holders..........................................................60
SECTION 7.7.          Compensation and Indemnity.............................................................61
SECTION 7.8.          Replacement of Trustee.................................................................62
SECTION 7.9.          Successor Trustee by Merger, Etc.......................................................63
SECTION 7.10.         Eligibility; Disqualification..........................................................63
SECTION 7.11.         Preferential Collection of Claims Against Company......................................63
SECTION 7.12.         Co-Collateral Agent....................................................................63

                                  ARTICLE VIII

                       DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.1.          Satisfaction and Discharge.............................................................65
SECTION 8.2.          Legal Defeasance and Covenant Defeasance...............................................66
SECTION 8.3.          Application of Trust Money.............................................................68
SECTION 8.4.          Repayment to Company or the Guarantors.................................................69
SECTION 8.5.          Reinstatement..........................................................................69

                                   ARTICLE IX

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.1.          Without Consent of Holders.............................................................69
SECTION 9.2.          With Consent of Holders................................................................70
SECTION 9.3.          Compliance with Trust Indenture Act....................................................72
SECTION 9.4.          Revocation and Effect of Consents......................................................72
SECTION 9.5.          Notation on or Exchange of Securities..................................................72
SECTION 9.6.          Trustee and Collateral Agent to Sign Amendments, Etc...................................73

                                    ARTICLE X

                                    GUARANTEE

SECTION 10.1.         Unconditional Guarantee................................................................73
SECTION 10.2.         Severability...........................................................................74
SECTION 10.3.         Release of a Guarantor.................................................................74
SECTION 10.4.         Limitation of Guarantor's Liability....................................................74
SECTION 10.5.         Guarantors May Consolidate, etc., on Certain Terms.....................................75
SECTION 10.6.         Contribution...........................................................................75
SECTION 10.7.         Waiver of Subrogation..................................................................76
SECTION 10.8.         Execution of Guarantee.................................................................76
SECTION 10.9.         Waiver of Stay, Extension or Usury Laws................................................76

                                   ARTICLE XI

                               SECURITY DOCUMENTS

SECTION 11.1.         Collateral and Security Documents......................................................77
SECTION 11.02.        Renewal and Refunding..................................................................77
SECTION 11.03.        Release upon Termination of the Company's Obligations..................................77
SECTION 11.04.        Escrow Collateral......................................................................78

                                   ARTICLE XII

                             [INTENTIONALLY OMITTED]


                                  ARTICLE XIII

                                  MISCELLANEOUS

SECTION 13.1.         Trust Indenture Act Controls...........................................................78
SECTION 13.2.         Notices................................................................................78
SECTION 13.3.         Communications by Holders with Other Holders...........................................79
SECTION 13.4.         Certificate and Opinion of Counsel as to Conditions Precedent..........................79
SECTION 13.5.         Statements Required in Certificate and Opinion of Counsel..............................80
SECTION 13.6.         Rules by Trustee, Paying Agent, Registrar, Collateral Agent............................80
SECTION 13.7.         Legal Holidays.........................................................................80
SECTION 13.8.         Governing Law..........................................................................80
SECTION 13.9.         No Recourse Against Others.............................................................80
SECTION 13.10.        Successors.............................................................................81
SECTION 13.11.        Duplicate Originals....................................................................81
SECTION 13.12.        Severability...........................................................................81
SECTION 13.13.        Table of Contents, Headings, Etc.......................................................81

SIGNATURES..................................................................................................S-1


EXHIBIT A-1           -    Form of Series A Security
EXHIBIT A-2           -    Form of Series B Security
EXHIBIT B             -    Form of Legend for Book-Entry Securities
EXHIBIT C             -    Form of Certificate to Be Delivered in Connection
                              with Transfers to Non-QIB Accredited
                              Investors
EXHIBIT D             -    Form of Certificate to Be Delivered in Connection
                              with Transfers Pursuant to Regulation S
EXHIBIT E             -    Form of Guarantee

                  INDENTURE dated as of December 15, 1999, among HVIDE MARINE INCORPORATED, a Delaware corporation (the "Company"), as Issuer, the Subsidiary Guarantors named on the signature pages hereto (the "Guarantors"), STATE STREET BANK AND TRUST COMPANY, a Massachusetts chartered trust company, as Trustee (the "Trustee"), and BANKERS TRUST COMPANY, in its capacity as Collateral Agent.

                  The Company and the Guarantors have duly authorized the execution and delivery of this Indenture to provide for the issuance of the (i) 12 1/2% Senior Secured Notes due 2007, Series A, and the related Guarantees of the Guarantors (the "Initial Securities," such term to include any Securities issued in lieu of cash interest on the Initial Securities prior to the issuance of the Exchange Securities as and to the extent permitted by Section 4.21 hereof) and (ii) 12 1/2% Senior Secured Notes due 2007, Series B, to be issued in exchange for the 12 1/2% Senior Secured Notes due 2007, Series A, and the related Guarantees of the Guarantors (the "Exchange Securities," such term to include any Securities issued in lieu of cash interest on the Initial Securities or the Exchange Securities if issued after the date of initial issuance of the Exchange Securities as and to the extent permitted by Section 4.21 hereof; collectively the "Securities," such term to include the Initial Securities and the Unrestricted Securities, if any, and any Securities issued in lieu of cash interest on the Initial Securities, Exchange Securities or Unrestricted Securities as and to the extent permitted by Section 4.21 hereof, if any, treated as a single class of securities under this Indenture).

                  The parties hereto agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Securities:


                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

                  SECTION 1.1.          Definitions.

                  "Acquired Indebtedness" means (i) Indebtedness of any Person existing at the time such Person is or became a Restricted Subsidiary or is assumed in an Asset Acquisition by the Company or a Restricted Subsidiary excluding Indebtedness incurred in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such Asset Acquisition and (ii) Indebtedness secured by a Lien encumbering any asset acquired by the Company or any Restricted Subsidiary.

                 "Additional Interest" has the meaning provided in Section 4.21.

                  "Adjusted Consolidated Net Income" for any period shall mean Consolidated Net Income for such period plus, without duplication, the sum of the amount of all net non-cash charges (including, without limitation, depreciation, amortization (including amortization of dry-docking expenses), deferred tax expense and non-cash interest expense) and net non-cash losses which were included in arriving at Consolidated Net Income for such period less the sum of the amount of all net non-cash gains included in arriving at Consolidated Net Income for such period.

                  "Adjusted  Consolidated  Working  Capital"  at any time  means
Consolidated   Current  Assets  (but  excluding  therefrom  all  cash  and  Cash
Equivalents) less Consolidated Current Liabilities.

                 "Adjusted Net Assets" has the meaning provided in Section 10.6.

                  "Affiliate"  means, with respect to any specified Person,  any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

               "Affiliate Transaction" has the meaning provided in Section 4.14.

                  "Agent" means any Registrar, Paying Agent or co-registrar.

                  "Asset Acquisition" means (a) any capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise), or purchase or acquisition of Capital Stock, by the Company or any of the Restricted Subsidiaries in any other Person, in either case pursuant to which such Person shall become a Restricted Subsidiary of the Company or shall be merged with or into the Company or any of the Restricted Subsidiaries, or (b) any acquisition by the Company or any of the Restricted Subsidiaries of the assets of any Person which constitute substantially all of an operating unit or business of such Person.

                  "Asset   Sale"  means  (i)  any  direct  or   indirect   sale,
conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business) or other disposition of property or assets (including by way of a sale and leaseback) of the Company or any Restricted Subsidiary (each referred to in this definition as a "disposition") or (ii) the direct or indirect issuance or sale of Capital Stock of any Restricted
Subsidiary, in each case, other than: (a) the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to the provisions described in Article V; (b) any Restricted Payment that is permitted to be made, and is made, under Section 4.12; (c) any disposition of property or assets (including an issuance of Capital Stock) by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary; (d) the sale, conveyance or transfer of inventory, Cash Equivalents and Foreign Cash Equivalents in the ordinary course of business; (e) a disposition or series of related dispositions where the Company or the Restricted Subsidiaries receive aggregate consideration of less than $100,000; and (f) the incurrence of any Permitted Lien.

                  "Attributable Value" means, as to any particular lease under which any Person is at the time liable other than a Capitalized Lease Obligation, and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the initial term thereof as determined in accordance with GAAP, discounted from the last date of such initial term to the date of determination at a rate per annum equal to the discount rate which would be applicable to a Capitalized Lease Obligation with a like term in accordance with GAAP. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges. In the case of any lease that is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated. "Attributable Value" means, as to a Capitalized Lease Obligation under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the capitalized amount thereof that would appear on the face of a balance sheet of such Person in accordance with GAAP.

                  "Average Life to Stated Maturity" means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing
(a) the sum of the products of (i) the number of years (or any fraction thereof) from such date to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness multiplied (ii) the amount of each such principal payment by (b) the sum of all such principal payments.

                   "Bankruptcy Law" means Title 11 of the U.S. Code or any similar federal, state or foreign law for the relief of debtors.

                  "Board of Directors" means, with respect to any Person, the Board of Directors or comparable governing body (which may be the Board of Directors of a managing general partner of a partnership or managing member of a limited liability company or the Board of Directors of its managing general partner or managing member) of such Person or any committee thereof authorized to act for it hereunder. Unless the context requires otherwise, "Board of Directors" refers to the Board of Directors of the Company.

                  "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary or other officer of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                  "Business Day" means any day except a Saturday, a Sunday or any day on which banking institutions in New York, New York, Hartford, Connecticut or Boston, Massachusetts are required or authorized by law or other governmental action to be closed.

                  "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of, such Person's capital stock (including each class of Common Stock and Preferred Stock of such Person and, without limitation, partnership or membership interests in a partnership or a limited liability company or any other interest or participation that confers on a Person the right to receive a share of the profits and loss of, or distributions of assets of, the issuing Person) whether outstanding on the Issue Date or issued after the Issue Date, and any and all rights, warrants or options exchangeable for or convertible into such capital stock.

                  "Capitalized Lease Obligation" means any obligation to pay rent or other amounts under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purposes of this Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

                  "Cash Equivalents" means, at any time, (i) any evidence of Indebtedness with a maturity of 365 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) certificates of deposit or acceptances with a maturity of 365 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $250.0 million; (iii) commercial paper with a maturity of 365 days or less issued by a corporation (except an Affiliate of the Company) organized under the laws of any state of the United States or the District of Columbia and rated at least A-2 by Standard & Poor's Corporation ("S&P") or at least P-2 by Moody's Investors Service, Inc. ("Moody's"); (iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; provided, however, that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency; (v) investment funds investing 95% of their assets in securities of the types described in clauses (i)-(iv) above; and (vi) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's or S&P.

                  "Change of Control" means (a) the acquisition, whether directly or indirectly, after the Issue Date by any Person (other than any entity formed solely for the purpose of owning the Capital Stock of the Company) or "group" as defined in Section 13(d)(3) of the Exchange Act of (i) shares, or the right to vote shares, constituting more than 50% of the common stock or other voting securities of the Company or (ii) the power to elect a majority of the Company's Board of Directors, or (b) the election of a majority of the Company's Board of Directors which does not consist of Continuing Directors.

                   "Change of Control Date" has the meaning provided in Section 4.15.

                   "Change of Control Offer" has the meaning provided in Section 4.15.

                   "Change of Control Payment Date" has the meaning  provided in
Section 4.15.

                   "Collateral" means any "Collateral" referred to or defined in the Security Documents.

                  "Collateral Agent" means Bankers Trust Company, as collateral agent under the Security Documents, until a successor replaces it in accordance with the provisions of this Indenture and the Security Documents, and thereafter means each such successor.

                  "Common Stock" means, with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of, such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

                  "Company" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and, thereafter, means the successor.

                  "Company Order" means a written request or order signed in the name of the Company by any one of the Chairman of the Board, the Vice-Chairman, the Chief Executive Officer, the President or a Vice President of the Company, and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Company, and delivered to the Trustee.

                  "Confirmation Order" means the order entered by the Bankruptcy Court in the form attached as Exhibit G to the New Credit Facility.

                  "Consolidated Capital Expenditures" shall mean the aggregate of all expenditures by the Company and its Subsidiaries which should be capitalized in accordance with GAAP, including all such expenditures with respect to fixed or capital assets (including, without limitation, expenditures for maintenance, dry-docking and repairs which should be capitalized in accordance with GAAP) and the amount of Capitalized Lease Obligations incurred by the Company and its Subsidiaries which are required to be reflected in the consolidated balance sheet of the Company and its Subsidiaries.

                  "Consolidated Cash Flow Available for Fixed Charges" means, with respect to the Company for any period, (a) the sum of, without duplication, the amounts for such period, taken as a single accounting period, of (i) Consolidated Net Income and, to the extent Consolidated Net Income has been reduced thereby, (ii) Consolidated Non-cash Charges, (iii) Consolidated Interest Expense and (iv) Consolidated Income Tax Expense less (b) any non-cash items to the extent increasing Consolidated Net Income for such period other than accrual of revenue in the ordinary course of business consistent with past practice, in each case determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Current Assets" shall mean, at any time, the consolidated current assets of the Company and the Restricted Subsidiaries.

                  "Consolidated Current Liabilities" shall mean, at any time, the consolidated current liabilities of the Company and the Restricted
Subsidiaries at such time, but excluding (i) the current portion of any Indebtedness incurred under the New Credit Facility and the Securities and any other long-term Indebtedness that would otherwise be included therein, (ii) accrued but unpaid interest with respect to the Indebtedness described in clause
(i) and (iii) the current portion of Indebtedness constituting Capitalized Lease Obligations.

                  "Consolidated Income Tax Expense" means, with respect to the Company for any period, the provision for federal, state, local and foreign income taxes of the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Interest Expense" means, with respect to the Company for any period, without duplication, the sum of (i) the interest expense (whether cash or non-cash) of the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) any amortization of debt discount, (b) the net cost under Interest Rate Protection Obligations relating to interest (including any amortization of discounts), (c) the interest portion of any deferred payment obligation and (d) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (ii) the interest component of Capitalized Lease Obligations or any other obligations representative of interest expense associated with any Sale-Leaseback Transaction paid, accrued and/or scheduled to be paid or accrued by the Company and the Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP to the extent deducted in calculating Consolidated Net Income and (iii) the amount of all dividends or distributions paid on Disqualified Capital Stock (other than dividends paid or payable in shares of Capital Stock of the Company).

                  "Consolidated Net Income" means, with respect to the Company, for any period, the consolidated net income (or loss) of the Company and the Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication, (a) the portion of net income (but not losses) of the Company and the Restricted Subsidiaries allocable to minority interests in unconsolidated persons to the extent that cash dividends or distributions have not actually been received by the Company or one of the Restricted Subsidiaries,
(b) net income (or loss) of any person combined with the Company or one of the Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, (c) the cumulative non-cash effect of any change in any accounting principle, (d) the net income of any Unrestricted Subsidiary, except, for purposes of Section 4.9, to the extent that cash dividends or distributions have been actually received by the Company or one of the Restricted Subsidiaries, (e) the non-cash effect of compensation expense related to the contribution of shares held by any qualified employee stock ownership trust formed for employees of the Company and the Restricted Subsidiaries, (f) the net income of any Restricted Subsidiary of such person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, law, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholder(s), (g) after-tax gains from asset sales or other dispositions of assets or abandonment or reserves relating thereto and (h) after-tax items classified as extraordinary or nonrecurring gains.

                  "Consolidated Non-cash Charges" means, the aggregate depreciation, amortization and other non-cash expenses of the Company and the Restricted Subsidiaries reducing Consolidated Net Income of the Company and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which required an accrual of or a reserve for cash charges for any future period).

                  "Continuing Directors" shall mean the directors of the Company on the Issue Date and each other director if such director's nomination for the election to the Board of Directors of the Company is recommended by a majority of the other Continuing Directors.

                  "Corporate Trust Office" means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Indenture is located at 225 Asylum Street, 23rd Floor, Goodwin Square, Hartford, CT 06103.

                  "covenant defeasance" has the meaning provided in Section 8.2.

                  "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect against fluctuations in currency values.

                  "Custodian" has the meaning provided in Section 6.1.

                  "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

                  "Depository" means The Depository Trust Company, its nominees and successors.

                  "Designation" has the meaning provided in Section 4.17.

                  "Designation Amount" has the meaning provided in Section 4.17.

                  "Disqualified Capital Stock" means, with respect to any Person, any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event (other than an event that would constitute a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is exchangeable for Indebtedness at the option of the holder, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final Stated Maturity of the Notes, but only to the extent such Capital Stock so matures or is exchangeable or redeemable.

                  "Domestic   Restricted   Subsidiary"   means  any   Restricted
Subsidiary of the Company that is incorporated or otherwise organized in any state of the United States or the District of Columbia.

                  "Escrow Account" means an account established with the Escrow Agent by the Trustee pursuant to the terms of the Escrow Agreement.

                  "Escrow Agent" means State Street Bank and Trust Company, in its capacity as escrow agent pursuant to the Escrow Agreement.

                  "Escrow Agreement" means the Escrow Agreement dated as of the Issue Date, by and among the Company, the Trustee and the Escrow Agent, governing the disbursement of funds from the Escrow Account, as the same may be amended, modified or supplemented from time to time.

                  "Event of Default" has the meaning provided in Section 6.1.

                  "Excess Cash Flow" means, for any period, the remainder of (a) the sum of (i) Adjusted Consolidated Net Income for such period, and (ii) the decrease, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period, minus (b) the sum of (i) the amount of Consolidated Capital Expenditures made by the Company and the Restricted Subsidiaries on a consolidated basis during such period, in each case except to the extent financed with the proceeds of Indebtedness or pursuant to Capitalized Lease Obligations; (ii) the aggregate amount of permanent principal payments of Indebtedness for borrowed money of the Company and the Restricted Subsidiaries and the permanent repayment of the principal component of Capitalized Lease Obligations of the Company and the Restricted Subsidiaries or deposits for debt service reserves (excluding (1) payments with proceeds of the sale of assets, (2) payments with the proceeds of other Indebtedness or equity and (3) payments of loans or other obligations incurred pursuant to the New Credit Facility provided that repayments of Loans shall be deducted in determining Excess Cash Flow if such repayments were (x) required as a result of a repayment under
Section 4.02(A)(d), 4.02(A)(e) or 4.02(A)(f) of the New Credit Facility (but not as a reduction to the amount of a repayment pursuant to another provision of the New Credit Facility) or (y) made as a voluntary prepayment pursuant to Section
4.01 under the New Credit Facility with internally generated funds (but in the case of a voluntary prepayment of revolving loans or swingline loans, under the New Credit Facility only to the extent accompanied by a permanent reduction to the total commitment on such revolving loans) during such period and (iii) the increase, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period.

                  "Excess Cash Payment Date" means the date occurring 120 days after the last day of each fiscal year of the Company, beginning with the fiscal year of the Company ending December 31, 2000.

                  "Excess Cash Payment Period" means, with respect to any offer to purchase required on each Excess Cash Payment Date, the immediately preceding fiscal year of the Company.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exchange Offer" means the Exchange Offer described in the Registration Rights Agreement.

                  "Exchange Securities" means the 12 1/2% Senior Secured Notes due 2007, Series B, to be issued in exchange for the Initial Securities pursuant to the Registration Rights Agreement.

                  "Fair Market Value" or "fair value" means, with respect to any asset or property, the price that could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of the Company acting in good faith and shall be evidenced by a Board Resolution of the Company delivered to the Trustee except (a) any determination of Fair Market Value or fair value made with respect to any parcel of real property and related fixtures constituting a part of, or proposed to be made a part of, the Collateral shall be made by an Independent Appraiser and (b) as otherwise indicated in this Indenture or the Security Documents.

                  "Foreign Cash Equivalents"  shall mean, as to any Person,  (i)
securities issued or directly and fully guaranteed or insured by a foreign nation (i.e., nations other than the United States or any agency or instrumentality thereof), provided that the full faith and credit of such nation is pledged in support thereof, having maturities of not more than one year from such date of acquisition, (ii) time deposits and certificates of deposit of any foreign commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of any foreign nation or any state, province, district, or jurisdiction thereof, having capital, surplus and undivided profits aggregating in excess of $200,000,000, with maturities of not more than one year from the date of acquisition by such Person, (iii) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any Person incorporated or organized in any foreign nation rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof of Moody's and in each case maturing not more than one year after the date of acquisition by such Person, (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above and (vi) demand deposit accounts maintained in the ordinary course of business.

                  "Foreign Restricted Subsidiary" shall mean each Restricted Subsidiary of the Company which is not a Domestic Restricted Subsidiary.

                  "Funding Guarantor" has the meaning provided in Section 10.6.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are applicable as of the Issue Date.

                  "Global Securities" means one or more Regulation S Global Securities, 144A Global Securities and IAI Global Securities.

                  "Governmental Authority" means any government or political subdivision of the United States or any other country or any agency, authority, board, bureau, central bank, commission, department or instrumentality thereof or therein, including, without limitation, any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to such government or political subdivision.

                  "guarantee" means, as applied to any obligation, (a) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (b) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

                  "Guarantee" means the guarantee of the Guarantors set forth in
Article X and any additional guarantee of the Securities executed by any Person.

                  "Guarantor" means (a) any of the Guarantors and (b) each of the Company's Restricted Subsidiaries that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of this Indenture and the Security Documents as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of this Indenture and the Security Documents.

                  "Hedging Agreement" shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency or commodity values.

                  "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

                  "IAI Global Security" means a permanent global note in registered form representing the aggregate principal amount of Securities sold to Institutional Accredited Investors in reliance on Rule 506 under the Securities Act.

                  "incur" means, with respect to any  Indebtedness,  to directly or indirectly create, incur, assume, issue, guarantee, acquire or otherwise become liable, contingently or otherwise, for or with respect to such Indebtedness, and the terms "incurred," "incurrence" and "incurring" having meanings correlative to the foregoing.

                  "Indebtedness" means, with respect to any Person, without duplication, (a) all liabilities of such Person for borrowed money or for the deferred purchase price of property or services except trade payables in the ordinary course of business, (b) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (d) all Capitalized Lease Obligations of such Person, (e) all Indebtedness referred to in the preceding clauses of other Persons and all dividends of other Persons, the payment of which is secured by any Lien (other than statutory Liens) upon property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured), (f) all guarantees of Indebtedness referred to in this definition by such Person, (g) all Disqualified Capital Stock of such Person valued at its maximum fixed repurchase price plus accrued dividends, (h) all Interest Rate Protection Obligations of such Person and (i) any amendment, supplement, modification, deferral, renewal, extension, refinancing or refunding of any liability of the types referred to in clauses (a) through (h) above. For purposes hereof, the "fixed repurchase price" of any Disqualified Capital Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined in good faith by the Board of Directors of the issuers of such Disqualified Capital Stock. For purposes of Section 4.9, in determining the principal amount of any Indebtedness (a) to be incurred by the Company or a Restricted Subsidiary or which is outstanding at any date, (x) the principal amount of any Indebtedness which provides that an amount less than the principal amount thereof shall be due upon any declaration of acceleration thereof shall be the accreted value thereof at the date of determination and (y) effect shall be given to the impact of any Currency Agreements with respect to such Indebtedness and (b) outstanding at any time under any Currency Agreement of the Company or any Restricted Subsidiary shall be the net payment obligation under such Currency Agreement at such time. When any Person becomes a Restricted Subsidiary, there shall be deemed to have been an incurrence by such Restricted Subsidiary of all Indebtedness for which it is liable at the time it becomes a Restricted Subsidiary. If the Company or any of the Restricted Subsidiaries, directly or indirectly, guarantees Indebtedness of a third Person, there shall be deemed to be an incurrence of such guaranteed Indebtedness as if the Company or such Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.

                  "Indenture" means this Indenture as amended or supplemented from time to time pursuant to the terms hereof.

                  "Independent Appraiser" means a Person who in the ordinary course of its business appraises property and, where real property is involved, is a member in good standing of the American Institute of Real Estate Appraisers, recognized and licensed to do business in the jurisdiction where such real property is situated who (a) does not, and whose directors, officers and employees and Affiliates do not, have a direct or indirect material financial interest in the Company or any of its Subsidiaries and (b) in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

                  "Independent Financial Advisor" means a nationally recognized investment banking, appraisal, consulting or public accounting firm (a) that does not, and whose directors, officers and employees and Affiliates do not, have a direct or indirect material financial interest in the Company or any of its Subsidiaries and (b) that, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

                  "Initial Securities" means the 12 1/2% Senior Secured Notes due 2007, Series A, of the Company.

                  "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

                  "interest," when used with respect to any Security, means the amount of all interest accruing on such Security, including all interest accruing subsequent to the occurrence of any events specified in Sections 6.1(j) and (k) or which would have accrued but for any such event.

                  "Interest Payment Date," when used with respect to any Security, means the Stated Maturity of an installment of interest specified in such Security.

                  "Interest Rate," when used with respect to any Security, means the rate per annum specified in such Security as the rate of interest accruing on the principal amount of such Security.

                  "Investment" means, with respect to any Person, (i) any direct or indirect loan, advance (other than advances to customers, suppliers and employees for moving, entertainment, travel expenses and commissions, drawing accounts and similar expenditures in the ordinary course of business), extension of credit (other than trade credit) or capital contribution to any Person (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or (ii) any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. "Investments" shall not include accounts receivable and extensions of credit by any Person in the ordinary course of business. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, greater than 50% of the outstanding Common Stock of such Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Common Stock of such Restricted Subsidiary not sold or disposed of. In addition to the foregoing, any Currency Agreement shall constitute an Investment hereunder. The amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of cash distributions which constitute a return of capital in connection with such Investment; provided that the aggregate of all such reductions shall not exceed the amount of such initial Investment plus the cost of all additional Investments.

                  "Issue Date" means December 15, 1999, the date of original issuance of the Securities.

                  "legal defeasance" has the meaning provided in Section 8.2.

                  "Legal Holiday" means any day other than a Business Day.

                  "Leverage Ratio" means the ratio of (i) the aggregate outstanding amount of Indebtedness of the Company and the Restricted Subsidiaries as of the date of calculation on a consolidated basis in accordance with GAAP to (ii) Consolidated Cash Flow Available for Fixed Charges of the Company for the four full fiscal quarters for which financial statements are available (the "Four-Quarter Period") ending on or prior to the date of determination. The Leverage Ratio shall be calculated after giving effect on a pro forma basis for the period of such calculation to, without duplication, (a) the incurrence and prepayment of any Indebtedness by the Company or any of the Restricted Subsidiaries (and the application of the net proceeds thereof) during the period commencing on the first day of the Four Quarter Period to and including the Calculation Date (the "Reference Period"), including, without limitation, the incurrence of the Indebtedness giving rise to the need to make such calculation (and the application of the net proceeds thereof), as if such incurrence (and application) occurred on the first date of the Reference Period and (b) any asset sales or other dispositions or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or one of the Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness) occurring during the Reference Period, as if such asset sale or Asset Acquisition occurred on the first day of the Reference Period. For purposes of calculating the amount of Indebtedness for the Leverage Ratio, (a) interest on outstanding Indebtedness determined on a fluctuating basis as of the Calculation Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Calculation Date, (b) if interest on any Indebtedness actually incurred on the Calculation Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Calculation Date will be deemed to have been in effect during the Reference Period and (c) notwithstanding clauses (a) and (b) of this sentence, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Rate Protection Obligations for the twelve month period following the Calculation Date, shall be deemed to have accrued at the rate per annum resulting after giving effect to the operation of such agreements to the extent then applicable. If the Company or any of the Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third person, this definition shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or such Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness. Notwithstanding the foregoing, for the purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. In addition, for purposes of this definition, whenever pro forma effect is to be given to an Asset Acquisition, pro forma calculations (including, without limitation, with respect to cost savings and synergies) shall be determined in accordance with Regulation S-X under the Securities Act and the interpretations thereof by the SEC; provided that such computation shall be adjusted from time to time following the Asset Acquisition to eliminate cost savings and synergies that have either been realized (and therefore are reflected in actual results) or cannot reasonably be expected to be realized (whether based upon information and results obtained following the applicable Asset Acquisition) by the Company and the Restricted Subsidiaries.

                  "Lien" means any mortgage, charge, lease, lien (statutory or other), pledge, security interest, encumbrance, claim, hypothecation, assignment for security, deposit arrangement or preference or other security agreement of any kind or nature whatsoever. For purposes of the Indenture, a person shall be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement. In no event shall an operating lease be deemed to constitute a Lien.

                  "Lightship Tanker Entities" has the meaning assigned to such term in the New Credit Facility.

                  "Maturity Date," when used with respect to the Securities, means the date specified in such Security as the fixed date on which the principal of such Security is due and payable.

                  "Moody's" has the meaning assigned to it in the definition of "Cash Equivalents".

                  "Net Asset Sale Proceeds" shall mean, with respect to any Asset Sale, the gross cash proceeds in cash or Cash Equivalents (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received by the Company or any of the Restricted Subsidiaries from such Asset Sale, net of transaction costs (including, without limitation, any underwriting, brokerage or other customary selling commissions, taxes payable (or reasonably estimated to be payable) within one year of the disposition and reasonable legal, advisory and other fees and expenses, including title and recording expenses and reasonable expenses incurred for preparing such assets for sale, associated therewith) and the amount of such gross cash proceeds required to be used to repay any Indebtedness (other than Indebtedness incurred pursuant to the New Credit Facility, this Indenture or the Securities) which is senior to the Indebtedness incurred pursuant to the New Credit Facility, this Indenture or the Securities and secured by the property or assets that are the subject of such security.

                  "Net  Proceeds  Offer"  has the  meaning  set forth in Section
4.13.

                  "Net  Proceeds  Offer  Amount"  has the  meaning  set forth in
Section 4.13.

                  "Net Proceeds Offer Payment Date" has the meaning set forth in
Section 4.13.

                  "Net Proceeds Offer Trigger Date" has the meaning set forth in
Section 4.13.

                  "New Credit Facility" means the Credit Agreement, dated as of the Issue Date, among Hvide Marine Incorporated and Bankers Trust Company, as Administrative Agent, Deutsche Bank Securities, Inc., as Lead Arranger and Book Manager, Meespierson Capital Corp., as Syndication Agent and Co Arranger, the
lending institutions parties thereto, and their respective successors and assigns, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, each as the same may at any time be amended, amended and restated, supplemented or otherwise modified including by waiver, including any refinancing, refunding, replacement or extension thereof and whether by the same or any other lender or group of lenders.

                  "Non-U.S. Person" has the meaning assigned to such term in Regulation S.

                  "Officer" means, with respect to the Company or a Guarantor, the President, the Chief Executive Officer, any Executive or Senior Vice President or Vice President, any General Manager, the General Counsel, the Chief Financial Officer, the Secretary, the Associate General Counsel, the Treasurer, or the Controller of the Company or a Guarantor, as the case may be.

                  "Officers' Certificate" means a certificate signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of each of the Company and the Guarantors, as the case may be; provided, however, that any Officers' Certificate delivered pursuant to Section 4.6 of this Indenture shall be signed by either the Chief Executive Officer, Chief Financial Officer or principal accounting officer of the Company.

                  "144A Global Security" means a permanent global note in registered form representing the aggregate principal amount of Securities sold in reliance on Rule 144A under the Securities Act.

                  "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee, which may include counsel to the Company and the Guarantors.

                  "Paying Agent" has the meaning provided in Section 2.3.

                  "Permanent Regulation S Global Security" means a permanent global security in registered form representing the aggregate principal amount of Securities sold in reliance on Regulation S under the Securities Act.

                  "Permitted Indebtedness" means, without duplication, each of the following: (i) Indebtedness under the Securities; (ii) Indebtedness incurred pursuant to the New Credit Facility in an aggregate principal amount at any time outstanding not to exceed $225 million less: (a) the amount of all mandatory and optional principal payments actually made by the Company in respect of the term loans thereunder (excluding any such payments to the extent refinanced at the time of payment under a replaced New Credit Facility); and (b) reduced by any required permanent repayments in respect of revolving portions (which are accompanied by a corresponding permanent commitment reduction) thereunder; (iii) other Indebtedness of the Company and the Restricted Subsidiaries outstanding on the Issue Date reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon; (iv) Hedging Agreements of the Company or any Restricted Subsidiary; provided, however, that such Hedging Agreements are entered into to protect the Company and the Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with this Indenture to the extent the notional principal amount of such Hedging Agreement does not exceed the principal amount of the Indebtedness to which such Hedging Agreement relates;
(v) Indebtedness of a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Restricted Subsidiary of the Company, in each case subject to no Lien held by a Person other than the Company or a Restricted Subsidiary of the Company except under the Security Documents; provided that if as of any date any Person other than the Company or a Restricted Subsidiary of the Company owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness; (vi) Indebtedness of the Company to a Restricted Subsidiary of the Company for so long as such Indebtedness is held by a Restricted Subsidiary of the Company, in each case subject to no Lien; provided that (a) any Indebtedness of the Company to any Restricted Subsidiary of the Company that is not a Guarantor is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under this Indenture and the Securities and (b) if as of any date any Person other than a Restricted Subsidiary of the Company owns or holds any such Indebtedness or any Person holds a Lien other than under the Security Documents in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the Company; (vii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two business days of incurrence; (viii) Indebtedness of the Company or any of its Restricted Subsidiaries represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements and performance under surety bonds in the ordinary course of business; (ix) Indebtedness represented by Capitalized Lease Obligations and Purchase Money Indebtedness of the Company and its Restricted Subsidiaries incurred in the ordinary course of business after the Issue Date not to exceed (x) $5.0 million in the aggregate at any one time outstanding during the fiscal year ending December 31, 2000 and (y) $10 million in the aggregate at any time outstanding thereafter; (x) Refinancing Indebtedness; (xi) Indebtedness incurred in connection with Investments made pursuant to clause (i) of the definition of "Permitted Investments" hereof, provided that such Indebtedness is either (x) intercompany and evidenced by promissory notes that are pledged pursuant to the Pledge Agreement or (y) evidenced by an unguaranteed promissory note issued by the Company and is satisfactory to the administrative and the syndication agents under the New Credit Facility and may be secured by the capital stock or other ownership interest in such Investment; and (xii) additional Indebtedness of the Company or any of the Restricted Subsidiaries in an aggregate principal amount not to exceed $10 million at any one time outstanding, which may, but need not, be incurred under the New Credit Facility.

                  For purposes of determining compliance with Section 4.9, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (i) through (xii) above, the Company shall, in its sole discretion, classify (or later reclassify) such item of Indebtedness to any of such clauses for which the criteria is met in any manner that complies with Section 4.9. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of Section 4.9.

                  "Permitted Investments" means any of the following: (a) (i) Investments in any Wholly-owned Restricted Subsidiary (including any Person that pursuant to such Investment becomes a Wholly-owned Restricted Subsidiary) and
(ii) Investments in any Person that is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or any Restricted Subsidiary at the time such Investment is made; (b) Investments in Cash Equivalents (and in the case of Foreign Restricted Subsidiaries, Foreign Cash Equivalents); (c) Investments in the Securities; (d) Investments in Hedging Arrangements permitted by clause (iv) of the definition of Permitted Indebtedness; (e) loans or advances to officers, directors or employees of the Company and the Restricted Subsidiaries in the ordinary course of business for bona fide business purposes of the Company and the Restricted Subsidiaries (including travel and moving expenses) not in excess of $1,000,000 in the aggregate at any one time outstanding; (f) Investments in evidences of Indebtedness, securities or other property received from another Person by the Company or any of the Restricted Subsidiaries in connection with any bankruptcy proceeding or by reason of a composition or readjustment of debt or a reorganization of such Person or as a result of foreclosure, perfection or enforcement of any Lien in exchange for evidences of Indebtedness, securities or other property of such Person held by the Company or any of the Restricted Subsidiaries, or for other liabilities or obligations of such other Person to the Company or any of the Restricted Subsidiaries that were created in accordance with the terms of this Indenture; (g) any Investment existing on the Issue Date; (h) accounts receivable owing to either the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms; (i) Investments after the Issue Date by the Company and its Restricted Subsidiaries in the Lightship Tanker Entities for aggregate consideration not to exceed $21 million; and (j) in addition to Investments, loans and advances permitted above, the Company and its Restricted Subsidiaries may make additional Investments, loans and advances to or in any Person so long as the aggregate amount of all such Investments, loans and advances does not exceed $1.0 million in any fiscal year and $5.0 million at any one time outstanding.

                  "Permitted   Liens"  means  and  expressly   incorporates   by
reference the provisions relating to the definition of "Permitted Liens" as defined in the New Credit Facility.

                  "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, charitable foundation, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "Physical Securities" has the meaning provided in Section 2.1.

                  "Pledge Agreement" has the meaning ascribed to such term in the New Credit Facility as in effect on the Closing Date.

                  "Pledgor" means each of the Company and each Restricted Subsidiary that becomes a "Pledgor" under any Security Document.

                  "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock, whether now outstanding or issued after the date of this Indenture, and including, without limitation, all classes and series of preferred or preference stock of such Person.

                  "principal" of a debt security means the principal amount of the security plus, when appropriate, the premium, if any, on the security.

                  "Private Placement Legend" shall mean a legend substantially in the form of the first two paragraphs of the legend initially set forth in the Securities in the form set forth on Exhibit A-1.

                  "Property" means any right, title or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including ownership interests of any Person.

                  "Purchase Money Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries incurred in the normal course of business for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property or equipment.

                  "Purchasers" means Bankers Trust Corporation, Great American Life Insurance Company, Great American Insurance Company, New Energy Corp., American Empire Surplus Lines Insurance Company, Stonewall Insurance Company, Worldwide Insurance Company and American National Fire Insurance Company.

                  "Qualified Institutional Buyer" or "QIB" shall have the meaning assigned to such term in Rule 144A under the Securities Act.

                  "Redemption Date" means, with respect to any Security, the Maturity Date of such Security or the date on which such Security is to be redeemed pursuant to the terms of the Securities.

                  "Refinancing Indebtedness" means (a) Indebtedness of the Company or any Restricted Subsidiary of the Company to the extent the proceeds thereof are used to refinance (whether by amendment, renewal, extension or refunding) all or any part of any Indebtedness of the Company or any of the Restricted Subsidiaries and (b) Indebtedness of any Restricted Subsidiary to the extent the proceeds thereof are used to refinance (whether by amendment, renewal, extension or refunding) all or any part of any Indebtedness of a Restricted Subsidiary, in each such event, incurred under Section 4.9 or the definition of "Permitted Indebtedness" (other than clauses (ii), (iv), (v),
(ix), (xi) and (xii) thereof); provided that (i) the principal amount of Indebtedness incurred pursuant to this definition (or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the accreted value of such Indebtedness) shall not exceed the sum of the principal amount of Indebtedness so refinanced (less any discount from principal amount due upon payment pursuant to the terms of such Indebtedness), plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of such Indebtedness, plus the amount of reasonable expenses in connection therewith, (ii) in the case of Indebtedness incurred pursuant to this definition by the Company or any Restricted Subsidiary, such Indebtedness (x) has no scheduled principal payment prior to the earlier of the final maturity of the corresponding portion of the Indebtedness being refinanced and (y) has an Average Life to Stated Maturity greater than either the Average Life to Stated Maturity of the Indebtedness refinanced and (iii) if the Indebtedness to be refinanced is Subordinated Indebtedness, the Indebtedness to be incurred pursuant to this definition shall also be Subordinated Indebtedness.

                  "Registrar" has the meaning provided in Section 2.3.

                  "Registration Rights Agreement" means the Registration Rights Agreement dated as of December 15, 1999 by and among the Company, the Guarantors and the Purchasers, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

                  "Regulation S" means Regulation S under the Securities Act.

                  "Regulation S Global Security" means a permanent global security in registered form representing the aggregate principal amount of Securities sold in reliance on Regulation S under the Securities Act.

                  "Reorganization Plan" means the plan of reorganization in the form of the Debtors' First Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code dated November 1, 1999, and all exhibits and annexes thereto, as modified by the Confirmation Order.

                  "Replacement Assets" has the meaning provided in Section 4.13 hereof.

                  "Required  Filing  Dates" has the meaning  provided in Section
4.7.

                  "Resale Restriction Termination Date" means the date that is two years after the later of the Issue Date and the last date on which the Company or any of its Affiliates held any beneficial interest in a Security being acquired or a predecessor to such Security.

                  "Responsible Officer" means, with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee, including any Vice President, Assistant Vice President, Assistant Secretary or any officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                  "Restricted Payment" has the meaning provided in Section 4.12.

                  "Restricted Period" has the meaning provided in Section 2.16.

                  "Restricted Security" means a Security that constitutes a "restricted security" within the meaning of Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Security constitutes a Restricted Security.

                  "Restricted Subsidiary" means any Subsidiary of the Company that has not been designated by the Board of Directors of the Company, by a Board Resolution of the Company delivered to the Trustee, as an Unrestricted Subsidiary pursuant to and in compliance with Section 4.17. Any such designation may be revoked by a Board Resolution of the Company delivered to the Trustee, subject to the provisions of such Section.

                  "Revocation" has the meaning provided in Section 4.17.

                  "Rule 144A" means Rule 144A under the Securities Act.

                  "S&P" has the meaning assigned to it in the definition of "Cash Equivalents".

                  "Sale-Leaseback Transaction" of any Person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such Person of any property or asset of such Person which has been or is being sold or transferred by such Person after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

                  "SEC" means the Securities and Exchange Commission.

                  "Secured Creditors" shall mean, for so long as they are entitled to the benefits of the security interests in the Collateral pursuant to the terms of the Security Documents, the Trustee, any Senior Bank Agent on its behalf and on behalf of the Holders and any holders of Secured Refinancing Indebtedness.

                  "Secured    Refinancing    Indebtedness"   means   Refinancing
Indebtedness secured by a Lien on Collateral permitted under Section 4.11.

                  "Securities" means the 12 1/2% Senior Secured Notes due 2007 and Guarantees issued, authenticated and delivered under this Indenture, as amended or supplemented from time to time pursuant to the terms of this Indenture.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Security Documents" means the "Security Documents" as defined in the New Credit Facility.

                  "Security Interests" means the Liens on the Collateral created by the Security Documents in favor of the Collateral Agent for its benefit and the benefit of the Trustee and the holders of Securities or in favor of the Trustee for its benefit and the benefit of the holders of the Securities.

                  "Senior Bank Agent" means Bankers Trust Company, as agent under the New Credit Facility, and any successor thereto.

                  "Significant Subsidiary" means a Restricted Subsidiary which is a "significant subsidiary" under Rule 1.02(v) of Regulation S-X under the Securities Act.

                  "Stated Maturity" means, when used with respect to any Security or any installment of interest thereon, the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable, and when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.

                  "Subordinated Indebtedness" means Indebtedness of the Company or a Guarantor which is expressly subordinated in right of payment to the Securities or the Guarantee of such Guarantor, as the case may be.

                  "Subsidiary" means, with respect to any Person, (a) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof and (b) any other Person (other than a corporation), including, without limitation, a joint venture, in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, have at least majority of the ownership interests entitled to vote in the election of directors, managers or trustees thereof (or other Persons performing similar functions). For purposes of this Indenture and the Securities, the Lightship Tanker Entities shall not be considered Subsidiaries of the Company so long as their liabilities and obligations are without recourse to, and are not and do not become liabilities or obligations of, the Company or any of the Restricted Subsidiaries.

                  "Surviving Entity" has the meaning provided in Section 5.1.

                  "Temporary Regulation S Global Security" means a temporary global security in registered form representing the aggregate principal amount of Securities sold in reliance on Regulation S under the Securities Act. No interest shall be paid in respect of Securities in the form of the Temporary Regulation S Global Security until such time as such Securities are exchanged for interests in the Permanent Regulation S Global Security.

                  "TIA"  means  the  Trust   Indenture  Act  of  1939  (15  U.S.
Codess.ss. 77aaa-77bbbb) as in effect on the date of this Indenture.

                  "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor, and shall in addition include any Person designated or constituted as a co-trustee or separate trustee pursuant to
Section 7.12 for the limited purposes of such designation or constitution.

                  "Unrestricted Securities" means one or more Securities that do not and are not required to bear the Private Placement Legend in the form set forth in Exhibit A-1, including, without limitation, the Exchange Securities.

                  "Unrestricted Subsidiary" means any Subsidiary of the Company (other than a Guarantor or a Subsidiary of the Company which owns or holds any Collateral) designated as such pursuant to and in compliance with Section 4.17. Any such designation may be revoked by a Board Resolution of the Company delivered to the Trustee, subject to the provisions of such Section.

                  "U.S. Government Obligations" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

                  "Voting Stock" means any class or classes of Capital Stock of a Person pursuant to which the holders thereof have the general voting power under ordinary circumstances to vote in the election of the Board of Directors, managers or trustees of such Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

                  "Warrant Agreement" means the warrant agreement dated as of December 15, 1999 by and between the Company and the State Street Bank and Trust Company, as warrant agent, governing the terms of the Warrants.

                  "Warrants" mean the warrants to purchase shares of Common Stock, par value $.01 per share, of the Company governed by the terms of the Warrant Agreement.

                  "Wholly-Owned  Restricted  Subsidiary"  means  any  Restricted
Subsidiary of which 100% of the outstanding Capital Stock is owned by the Company or one or more Wholly-Owned Restricted Subsidiaries of the Company. For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

                  SECTION 1.2.Incorporation by Reference of Trust Indenture Act.

                  Whenever this Indenture refers to a provision of the TIA, the provision shall be deemed incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  (a)  "Commission" means the SEC;

                  (b)  "indenture securities" means the Securities;

                  (c)  "indenture security holder" means a Securityholder;

                  (d)  "indenture to be qualified" means this Indenture;

                  (e) "indenture trustee" or "institutional trustee" means the Trustee; and

                  (f) "obligor" on the Indenture securities means the Company and any other obligor on the Securities.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings so assigned to them therein.

                  SECTION 1.3.          Rules of Construction.

                  Unless the context otherwise requires:

                  (a)  a term has the meaning assigned to it;

                  (b)  "or" is not exclusive;

                  (c) words in the singular include the plural, and words in the plural include the singular;

                  (d) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision;

                  (e) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time; and

                  (f) "including" means including, without limitation, unless the context otherwise requires.


                                   ARTICLE II

                                 THE SECURITIES

                  SECTION 2.1.          Form and Dating.

                  The Initial Securities (including any Initial Securities issued in lieu of cash interest on the Initial Securities) and the Trustee's certificates of authentication with respect thereto shall be substantially in the form set forth in Exhibit A-1 annexed hereto. The Securities other than Initial Securities (including any Securities issued in lieu of cash interest on the Initial Securities and Securities other than Initial Securities) and the Trustee's certificates of authentication with respect thereto shall be substantially in the form set forth in Exhibit A-2 annexed hereto. The Securities may have notations, legends or endorsements required by law, rule, the rules of any stock exchange on which the Securities are listed, usage or agreement to which the Company is subject (provided that any such notation, legend or endorsement is in a form reasonably acceptable to the Company). Each Security shall be dated the date of issuance and shall show the date of its authentication. The terms and provisions contained in the Securities set forth in Exhibit A-1 and Exhibit A-2 shall constitute, and are expressly made, a part of this Indenture.

                  Securities offered and sold in reliance on Rule 144A and Securities offered and sold in reliance on Regulation S shall be issued initially in the form of one or more Global Securities, substantially in the form set forth in Exhibit A-1, deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Exhibit B. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

                  Securities issued in exchange for interests in a Global Security pursuant to Section 2.15 hereof may be issued in the form of permanent certificated Securities in registered form in substantially the form set forth in Exhibit A-1 (the "Physical Securities").

                  SECTION 2.2.          Execution and Authentication.

                  Two Officers shall execute the Securities on behalf of the Company by either manual or facsimile signature.

                  If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security or at any time thereafter, the Security shall be valid nevertheless.

                  A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. Such signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                  The Trustee shall authenticate Securities for original issue in an aggregate principal amount at maturity not to exceed $95,000,000, upon receipt of an Officers' Certificate signed by two Officers of the Company. The Officers' Certificate shall specify the amount of Securities to be authenticated, the date on which the Securities are to be authenticated and the aggregate principal amount of Securities outstanding on the date of authentication and certify that all conditions precedent to the issuance of the Securities contained herein and in the Security Documents have been complied with. The aggregate principal amount at maturity of Securities outstanding at any time may not exceed $95,000,000 except as provided in Sections 2.7, 2.8 and 4.21.

                  The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. Such authenticating agent shall have the same rights as the Trustee in any dealings hereunder with the Company or with any of the Company's Affiliates.

                  SECTION 2.3.          Registrar and Paying Agent.

                  The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in The City of New York, State of New York) where Securities may be presented for registration of transfer or for exchange (the "Registrar"), an office or agency (which shall be located in the Borough of Manhattan, The City of New York, State of New York) where Securities may be presented for payment (the "Paying Agent") and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. The Company may act as Paying Agent.

                  The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with
Section 7.7.

                  The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Securities to serve until such time as the Trustee has resigned or a successor is appointed in accordance with this Indenture.

                  SECTION 2.4.          Paying Agent to Hold Money in Trust.

                  Each Paying Agent shall hold in trust for the benefit of the Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities (whether such money has been paid to it by the Company or any other obligor on the Securities), and the Company and the Paying Agent shall notify the Trustee of any default by the Company (or any other obligor on the Securities) in making any such payment. Money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder. The Company at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default specified in Sections 6.1(a) and (b), upon written request to the Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment and accounting to the satisfaction of the Trustee, the Paying Agent shall have no further liability for the money delivered to the Trustee.

                  SECTION 2.5.          Securityholder Lists.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Securityholders.

                  SECTION 2.6.          Transfer and Exchange.

                  The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When Securities are presented to the Registrar or a co-registrar with a request from the Holder of such Securities to register the transfer or to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorneys duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall issue and execute and the Trustee shall authenticate new Securities evidencing such transfer or exchange at the Registrar's request. No service charge shall be made to the Securityholder for any registration of transfer or exchange. The Company may require from the Securityholder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 2.10, 3.6, 4.13, 4.15, 4.22 or 9.5 or pursuant to paragraph 8(b) of the Initial Securities or 7(b) of the Exchange Securities and the Company will be responsible for the payment of such taxes in such events, unless the Securities transferred or exchanged are issued to a different Securityholder in which event the Company may require from the Securityholder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to such transfer or exchange. The Trustee shall not be required to exchange or register a transfer of any Security for a period of 15 days immediately preceding the first mailing of notice of redemption of Securities to be redeemed or of any Security selected, called or being called for redemption except, in the case of any Security where public notice has been given that such Security is to be redeemed in part, the portion thereof not to be redeemed. Prior to the due presentation of transfer of any Security, the Company, the Trustee, or the Registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security, and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee or Registrar shall be affected by notice to the contrary.

                  All Securities issued on any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

                  SECTION 2.7.          Replacement Securities.

                  If a mutilated Security is surrendered to the Registrar or the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Holder of such Security furnishes to the Company and to the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Security and the requirements of Section 8-405 of the Uniform Commercial Code are met. If required by the Trustee or the Company, an indemnity bond shall be posted, sufficient in the judgment of both to protect the Company, the Trustee or any Paying Agent from any loss that any of them may suffer if such Security is replaced. The Company may charge such Holder for the Company's expenses in replacing such Security and the Trustee may charge the Company for the Trustee's expenses in replacing such Security. Every replacement Security shall constitute an additional obligation of the Company.

                  SECTION 2.8.          Outstanding Securities.

                  The Securities outstanding at any time are all Securities that have been authenticated by the Trustee except for (a) those cancelled by it, (b) those delivered to it for cancellation, (c) to the extent set forth in Sections
8.1 and 8.2, on or after the date on which the  conditions set forth in Sections
8.1 and 8.2 have been satisfied, those Securities theretofore authenticated and delivered by the Trustee hereunder and (d) those described in this Section 2.8 as not outstanding. A Security does not cease to be outstanding because the Company, the Guarantors or any one of their respective Affiliates holds the Security.

                  If a Security is replaced pursuant to Section 2.7 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser in whose hands such Security is a legal, valid and binding obligation of the Company. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to
Section 2.7.

                  If the Paying Agent holds, in its capacity as such, on any Maturity Date or on any optional redemption date, money sufficient to pay all accrued interest and principal with respect to such Securities (or portions thereof) payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

                  SECTION 2.9.          Treasury Securities.

                  In determining whether the Holders of the required principal amount of Securities have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Securities owned by the Company, the Guarantors or any of their respective Affiliates shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Securities that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

                  SECTION 2.10.         Temporary Securities.

                  Until definitive Securities are prepared and ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Securities to be authenticated and the date on which the temporary Securities are to be authenticated. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as definitive Securities.

                  SECTION 2.11.         Cancellation.

                  The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall (subject to the record-retention requirements of the Exchange Act) dispose of cancelled Securities unless the Company directs the Trustee to return such Securities to the Company, and, if so disposed of, shall deliver a certificate as to the disposal thereof to the Company. The Company may not reissue or resell, or issue new Securities to replace, Securities that the Company or the Guarantors have redeemed pursuant to Article III or paid at maturity, or that have been delivered to the Trustee for cancellation, subject to Section 2.15(d).

                  SECTION 2.12.         Defaulted Interest.

                  If the Company defaults on a payment of interest on the Securities, it shall pay the defaulted interest, plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are Securityholders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Company shall fix such special record date and payment date in a manner satisfactory to the Trustee. At least 15 days before such special record date, the Company shall mail to the Trustee and each Securityholder of such series a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

                  SECTION 2.13.         CUSIP Number.

                  The Company in issuing the Securities may use a "CUSIP" number, and if so, such CUSIP number shall be included in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities. The Company will promptly notify the Trustee of any change in the CUSIP number.

                  SECTION 2.14.         Deposit of Moneys.

                  On each Interest Payment Date and Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Trustee to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be.

                  SECTION 2.15.     Book-Entry Provisions for Global Securities.

                  (a) The Global Securities initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit B.

                  Members  of,  or  participants  in,  the  Depository   ("Agent
Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

                  (b) Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Securities may be transferred or exchanged for Physical Securities in accordance with the rules and procedures of the Depository and this Indenture. In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Securities if (i) the Company notifies the Trustee in writing that the Depository is no longer willing or able to act as a Depository or the Depository ceases to be registered as a clearing agency under the Exchange Act and a successor Depository is not appointed within 90 days of such notice of cessation, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Securities in certificated form under the Indenture or (iii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository to issue Physical Securities.

                  (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Security to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Securities are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Securities of like tenor and principal amount of authorized denominations.

                  (d) In connection with the transfer of Global Securities as an entirety to beneficial owners pursuant to paragraph (b), the Global Securities shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Securities, an equal aggregate principal amount at maturity of Physical Securities of like tenor of authorized denominations.

                  (e) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in a Global Security pursuant to subparagraph (b), (c) or (d) of this Section 2.15 shall, except as otherwise provided by Section 2.16 hereof, bear the Private Placement Legend.

                  (f) The Holder of any Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

                  SECTION 2.16.         Special Transfer Provisions.

                  (a) Transfers to Non-QIB Institutional Accredited Investors. The following additional provisions shall apply with respect to the registration of any proposed transfer of a Security to any Institutional Accredited Investor which is not a QIB:

                  (i) the Registrar shall register the transfer of any Security, whether or not such Security bears the Private Placement Legend, if (x) the requested transfer is after the Resale Restriction Termination Date or (y) the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto and any legal opinions and certifications required thereby;

                 (ii) if the proposed transferor is an Agent Member and the Securities to be transferred consist of Physical Securities which after transfer are to be evidenced by an interest in the IAI Global Security, upon receipt by the Registrar of (x) written instructions given in accordance with the Depositary's and the Registrar's procedures and (y) the appropriate certificate, if any, required by clause (y) of paragraph (i) above, together with any required legal opinions and certifications, the Registrar shall register the transfer and reflect on its book and records the date an increase in the principal amount of the IAI Global Security in an amount equal to the principal amount of Physical Securities to be transferred, and the Trustee shall cancel the Physical Security so transferred; and

                (iii) if the proposed transferor is an Agent Member seeking to transfer an interest in a Global Security, upon receipt by the Registrar of (x) written instructions given in accordance with the Depository's and the Registrar's procedures and (y) the appropriate certificate, if any, required by clause (y) of paragraph (i) above, together with any required legal opinions and certifications, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount of the Global Security from which such interests are to be transferred in an amount equal to the principal amount of the Securities to be transferred and (B) an increase in the principal amount of the IAI Global Security in an amount equal to the principal amount of the Global Security to be transferred.

                  (b) Transfers to Non-U.S. Persons. The following additional provisions shall apply with respect to the registration of any proposed transfer of an Initial Security to any Non-U.S. Person:

                  (i) the Registrar shall register the transfer of any Initial Security, whether or not such Security bears the Private Placement Legend, if (x) the requested transfer is after the Resale Restriction Termination Date or (y) the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto and, if requested by the Company or Trustee, the delivery of an opinion of counsel, certifications and/or other information satisfactory to each of them;

                 (ii) if the proposed transferee is an Agent Member and the Securities to be transferred consist of Physical Securities which after transfer are to be evidenced by an interest in the Regulation S Global Security upon receipt by the Registrar of (x) written instructions given in accordance with the Depository's and the Registrar's procedures and (y) the appropriate certificate, if any, required by clause (y) of paragraph (i) above, together with any required legal opinions and certifications, the Registrar shall register the transfer and reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Security in an amount equal to the principal amount of Physical Securities to be transferred, and the Trustee shall cancel the Physical Securities so transferred;

                (iii) if the proposed transferor is an Agent Member seeking to transfer an interest in a Global Security, upon receipt by the Registrar of (x) written instructions given in accordance with the Depository's and the Registrar's procedures and (y) the appropriate certificate, if any, required by clause (y) of paragraph (i) above, together with any required legal opinions and certifications, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount of the Global Security from which such interests are to be transferred in an amount equal to the principal amount of the Securities to be transferred and (B) an increase in the principal amount of the Regulation S Global Security in an amount equal to the principal amount of the Global Security to be transferred; and

                 (iv) until the 41st day after the Issue Date (the "Restricted Period"), an owner of a beneficial interest in the Temporary Regulation S Global Security may not transfer such interest to a transferee that is a U.S. person or for the account or benefit of a U.S. person within the meaning of Rule 902(o) of the Securities Act. During the Restricted Period, all beneficial interests in the Temporary Regulation S Global Security shall be transferred only through Cedel or Euroclear, either directly if the transferor and transferee are participants in such systems, or indirectly through organizations that are participants, in accordance with (x) the written instructions given in accordance with the Depository's, Euroclear or Cedel's and the Registrar's procedures and (y) if the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto and, if requested by the Company or Trustee, the delivery of an opinion of counsel, certifications and/or other information satisfactory to each of them; and

                  (v) upon the expiration of the Restricted Period, beneficial ownership interests in the Temporary Regulation S Global Security may be exchanged for interests in the Permanent Regulation S Global Security upon certification to the Registrar that such interest are owned either by Non-U.S. persons or U.S. persons who purchased such interests pursuant to an exemption from, or transfer not subject to, the registration requirements of the Securities Act. Upon the expiration of the Restricted Period, the Company shall prepare and execute the Permanent Regulation S Global Security in accordance with the terms of this Indenture and deliver it to the Trustee for authentication. The Trustee shall retain the Permanent Regulation S Global Security as custodian for the Depository. Any transfers of beneficial ownership interests in the Temporary Regulation S Global Security made in reliance on Regulation S shall thenceforth be recorded by the Trustee by making an appropriate increase in the principal amount of the Permanent Regulation S Global Security and a corresponding decrease in the principal amount of the Temporary Regulation S Global Security. At such time as the principal amount of the Temporary Regulation S Global Security has been reduced to zero, the Trustee shall cancel the Temporary Regulation S Global Security and deliver it to the Company.

                  (c) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of an Initial Security to a QIB (excluding Non-U.S. Persons):

                  (i) the Registrar shall register the transfer of any Initial Security, whether or not such Security bears the Private Placement Legend, if (x) the requested transfer is after the Resale Restriction Termination Date or (y) such transfer is being made by a proposed transferor who has represented to the Company and the Registrar, in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

                 (ii) if the proposed transferee is an Agent Member and the Securities to be transferred consist of Physical Securities which after transfer are to be evidenced by an interest in the 144A Global Security, upon receipt by the Registrar of written instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall register the transfer and reflect on its book and records the date and an increase in the principal amount of the 144A Global Security in an amount equal to the principal amount of Physical Securities to be transferred, and the Trustee shall cancel the Physical Security so transferred; and

                (iii) if the proposed transferor is an Agent Member seeking to transfer an interest in a Global Security, upon receipt by the Registrar of written instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall register the transfer and reflect on its books and records the date and
         (A) a decrease in the principal amount of the Global Security from which interests are to be transferred in an amount equal to the principal amount of the Securities to be transferred and (B) an increase in the principal amount of the 144A Global Security in an amount equal to the principal amount of the Global Security to be transferred.

                  (d) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless (i) the circumstances contemplated by paragraph (a)(i)(x) of this Section 2.16 exist, (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Security has been sold pursuant to an effective registration statement under the Securities Act.

                  (e) Other Transfers. If a Holder proposes to transfer a Security constituting a Restricted Security pursuant to any exemption from the registration requirements of the Securities Act other than as provided for by
Section 2.16(a), (b) and (c) hereof, the Registrar shall only register such transfer or exchange if such transferor delivers an Opinion of Counsel satisfactory to the Company and the Registrar that such transfer is in compliance with the Securities Act and the terms of this Indenture; provided, however, that the Company may, based upon the opinion of its counsel, instruct the Registrar by a Company Order not to register such transfer in any case where the proposed transferee is not a QIB, Non-U.S. Person or Institutional Accredited Investor.

                  (f) General. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

                  The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 hereof or this
Section 2.16. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any time upon the giving of reasonable prior written notice to the Registrar.


                                   ARTICLE III

                                   REDEMPTION

                  SECTION 3.1.          Notices to Trustee.

                  If the Company elects to redeem Securities pursuant to the terms of the Securities including any offers to purchase pursuant to paragraph 8 of the Initial Securities and paragraph 7 of the Exchange Securities, it shall do so by notifying the Trustee and the Paying Agent in writing of the Redemption Date and the principal amount of Securities to be redeemed and by certifying the appropriate price at which the Securities shall be redeemed as determined pursuant to this Indenture and the Securities as soon as reasonably practicable but in no event later than three Business Days prior to the last day on which notice can be given under Section 3.3

                  Each notice or certification provided for in this Section 3.1 shall be accompanied by an Officers' Certificate stating that such redemption will comply with the conditions contained herein and in the Securities.

                  SECTION 3.2.          Selection of Securities to Be Redeemed.

                  If less than all of the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Securities being redeemed are listed or, if the Securities are not listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Securities of a principal amount of $1,000 or less shall be redeemed in part. The Trustee shall make the selection from the Securities outstanding and not previously called for redemption. The Trustee shall promptly notify the Company in writing of such Securities selected for redemption and, in the case of Securities selected for partial redemption, the principal amount to be redeemed. The Trustee may select for redemption portions of the principal amount of Securities that have denominations larger than $1,000. Securities and portions thereof the Trustee selects shall be in amounts of $1,000 or integral multiples of $1,000. No Securities that have denominations of $1,000 or less shall be selected by the Trustee for partial redemption. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

                  SECTION 3.3.          Notice of Redemption.

                  At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause the mailing of a notice of redemption by first-class mail to each Holder of Securities to be redeemed and the Trustee and any Paying Agent.

                  The notice shall identify the Securities to be redeemed and shall state:

                  (a)  the Redemption Date;

                  (b) the redemption price and the amount of accrued and unpaid interest, if any, to be paid;

                  (c)  the name and address of the Paying Agent;

                  (d) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price and accrued and unpaid interest, if any;

                  (e) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders of such Securities of such series is to receive payment of the redemption price upon surrender to the Paying Agent of the Securities redeemed;

                  (f) if any Security is to be redeemed in part only, the portion of the principal amount (equal to $1,000 or any integral multiple thereof) of such Security to be redeemed and that, on or after the Redemption Date, and upon surrender of such Security a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued;

                  (g) if there is to be a  partial  redemption  of  certificated
         Securities, upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued without charge to the Securityholder upon cancellation of the original Securities;

                  (h) if less than all of the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities estimated to be outstanding after such partial redemption; and

                  (i) the CUSIP number(s), if any, pursuant to Section 2.13 and, at the option of the Company or the Trustee, the disclaimer permitted by Section 2.13.

                  At the Company's written request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense.

                  SECTION 3.4.          Effect of Notice of Redemption.

                  Once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the redemption price. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price plus accrued interest, if any, to the Redemption Date, but interest installments whose maturity is on or prior to such Redemption Date will be payable on the relevant Interest Payment Dates to the Holders of record at the close of business on the relevant record dates referred to in the Securities. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

                  SECTION 3.5.          Deposit of Redemption Price.

                  On or before the Redemption Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to pay the redemption price of and accrued interest on all Securities or portions thereof to be redeemed on that date. The Paying Agent shall return to the Company any of such money not required for such purpose. All money earned on funds held in trust by the Paying Agent for payment pursuant to this Article III shall be remitted to the Company.

                  If any Security surrendered for redemption in the manner provided in the Securities shall not be so paid on the Redemption Date due to the failure of the Company to deposit sufficient funds with the Paying Agent, interest will continue to accrue from the Redemption Date until such payment is made on the unpaid principal and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the date and in the manner provided in the Securities.

                  SECTION 3.6.          Securities Redeemed in Part.

                  Upon surrender to the Paying Agent of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.


                                   ARTICLE IV

                                    COVENANTS

                  SECTION 4.1.          Payment of Securities.

                  The Company shall pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and this Indenture.

                  An installment of principal or interest shall be considered paid on the date due if the Trustee or the Paying Agent holds on such date immediately available funds designated for and sufficient to pay such installment. Interest on the Securities will be computed on the basis of a 360-day year comprised of twelve 30-day months.

                  The Company shall pay interest on overdue principal and (to the extent permitted by law) on overdue installments of interest at the rate specified therefor in the Securities.

                  SECTION 4.2.          Maintenance of Office or Agency.

                  The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.2.

                  The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                  The Company hereby initially designates the Corporate Trust Office of the Trustee as an agency of the Company in accordance with Section 2.3.

                  SECTION 4.3.          Corporate Existence.

                  Subject  to  Article  V, the  Company  shall do or cause to be done, at its own cost and expense, all things necessary to and will cause each of its Restricted Subsidiaries to, preserve and keep in full force and effect the corporate, partnership or other existence and rights (charter and statutory), licenses and/or franchises of the Company and each of its Restricted Subsidiaries; provided, however, that subject to Article XI and the terms of any Security Document, the Company shall not be required to preserve any such rights, licenses, franchises or corporate existence with respect to each such Restricted Subsidiary if the Board of Directors of the Company shall reasonably determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and the loss thereof is not adverse in any material respect to the Holders; and provided, further, that this covenant shall not prohibit the combination of any Restricted Subsidiary with the Company or with any other Restricted Subsidiary.

                  SECTION 4.4.          Payment of Taxes and Other Claims.

                  The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon its or its Subsidiaries' income, profits or property and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon its property; provided, however, that, subject to the terms of the applicable Security Documents, the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate negotiations or proceedings and for which disputed amounts adequate reserves (in the good faith judgment of the Board of Directors of the Company) have been made or where the failure to so pay is not adverse in any material respect to the Holders.

                  SECTION 4.5. Maintenance of Properties; Insurance; Books and Records; Compliance with Law.

                  (a) Subject to, and in compliance with, the provisions of each applicable Security Document, the Company shall, and shall cause each of its Restricted Subsidiaries to, at all times cause all properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order (reasonable wear and tear and casualty excepted) and supplied with all necessary equipment, and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereto.

                  (b) Subject to the provisions of each applicable Security Document, the Company and each of its Restricted Subsidiaries shall maintain insurance in such amounts and covering such risks as are usually and customarily carried with respect to similar facilities according to their respective locations.

                  (c) The Company shall and shall cause each of its Restricted Subsidiaries to keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each Restricted Subsidiary of the Company, in accordance with GAAP, except to the extent that on the Issue Date a Restricted Subsidiary did not keep its books and records of account in accordance with GAAP, in which case, such Restricted Subsidiary shall keep its books and record of account in reasonable detail fairly reflecting the financial transactions and the assets and business of such Restricted Subsidiary.

                  (d) The Company shall and shall cause each of its Restricted Subsidiaries to comply with all statutes, laws, ordinances, or government rules and regulations to which it is subject, non-compliance with which would materially adversely affect the business, earnings, properties, assets or condition (financial or otherwise) of the Company and its Restricted Subsidiaries, taken as a whole.

                  SECTION 4.6.          Compliance Certificates.

                  (a) The Company shall deliver to the Trustee within 120 days after the end of each fiscal year an Officers' Certificate stating (i) that a review of the activities of the Company during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and (ii) that, to the best knowledge of each Officer signing such certificate, the Company during such preceding fiscal year has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred and be continuing, describing all such Defaults or Events of Default of which such Officers may have knowledge, their status and what action the Company is taking or proposes to take with respect thereto).

                  (b) So long as (and to the extent) not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the annual financial statements delivered pursuant to Section 4.7 shall be accompanied by a written statement of the Company's independent public accountants that in making the examination necessary for certification of such annual financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article IV, V or VI insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                  (c) The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, forthwith upon becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Event of Default and what action the Company is taking or proposes to take with respect thereto.

                  SECTION 4.7.          Provision of Financial Information.

                  Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall file with the SEC (but only if the SEC accepts such filings) the annual reports, quarterly reports and other documents which the Company would have been required to file with the SEC pursuant to such Section 13(a) or 15(d) (each, an "Exchange Act Report") or any successor provision thereto if the Company were so subject, such documents to be filed with the SEC on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so subject. If, at any time prior to the consummation of the Exchange Offer when the Company is not subject to such
Section 13(a) or 15(d), the information that would be required in an Exchange Act Report is included in a public filing of the Company under the Securities Act at the applicable Required Filing Date, such public filing shall fulfill the filing requirement with the SEC with respect to the applicable Exchange Act Report. The Company shall also in any event (a) within 15 days of each Required Filing Date (whether or not permitted or required to be filed with the SEC) (i) transmit (or cause to be transmitted) by mail to all Holders, as their names and addresses appear in the Security register, without cost to such Holders, and
(ii) file with the Trustee, copies of the annual reports, quarterly reports and other documents which the Company is required to file with the SEC pursuant to this Section, or, if such filing is not so permitted (or, prior to the consummation of the Exchange Offer, when the Company is not subject to Section 13(a) or 15(d) of the Exchange Act), information and data of a similar nature, and (b) if, notwithstanding the preceding sentence, filing such documents by the Company with the SEC is not permitted by SEC practice or applicable law or regulations, promptly upon written request supply copies of such documents to any Holder. In addition, for so long as any Securities remain outstanding, the Company will furnish to the Holders and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

                  SECTION 4.8.          Further Assurance to the Trustee.

                  The Company shall, upon request of the Trustee, execute and deliver such further instruments and do such further acts as may reasonably be necessary or proper to carry out more effectively the provisions of this Indenture.

                  SECTION 4.9.          Limitation on Additional Indebtedness.

                  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, incur or otherwise become responsible for, payment of any Indebtedness (other than Permitted Indebtedness); provided however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company or any of its Restricted Subsidiaries that is or, upon such incurrence, becomes a Guarantor may incur Indebtedness (including, without limitation, Acquired Indebtedness) and any Restricted Subsidiary of the Company may incur Acquired Indebtedness, in each case if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Company's Leverage Ratio is less than 5.0 to 1.0 if on or before December 15, 2001 and 4.5 to 1.0 thereafter.

                  SECTION 4.10.       Limitation on Sale-Leaseback Transactions.

                  The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale-Leaseback Transaction with respect to any property of the Company or any of its Restricted Subsidiaries. Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may enter into Sale-Leaseback Transactions with respect to property not constituting Collateral that is acquired or constructed after the Issue Date; provided that
(a) the Attributable Value of such Sale-Leaseback Transaction shall be deemed to be Indebtedness of the Company or such Restricted Subsidiary, as the case may be, (b) after giving pro forma effect to any such Sale-Leaseback Transaction and the foregoing clause (a), the Company would be able to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.9, (c) such Sale-Leaseback Transaction shall be in compliance with Section 4.11, (d) the gross cash proceeds of such Sale-Leaseback Transaction are at least equal to the Fair Market Value (as determined in good faith by the Board of Directors and, in the case of a Sale-Leaseback Transaction having a Fair Market Value in excess of $2 million, set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such Sale-Leaseback Transaction and (e) the transfer of assets in such Sale-Leaseback Transaction is permitted by Section 4.13 hereof.

                  SECTION 4.11.         Limitation on Liens.

                  The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, affirm, permit or suffer to exist or remain in effect any Liens other than (i) Liens securing Indebtedness outstanding under the New Credit Facility in an amount not to exceed $235.0 million and the Security Documents; (ii) Liens created pursuant to the Escrow Agreement and (iii) Permitted Liens.

                  SECTION 4.12.         Limitation on Restricted Payments.

                  (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

                  (i) declare or pay any dividend or make any other distribution or payment on or in respect of Capital Stock of the Company or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company (other than dividends or distributions payable solely in Capital Stock of the Company (other than Disqualified Capital Stock) or in options, warrants or other rights to purchase Capital Stock of the Company (other than Disqualified Capital Stock)), except that any Restricted Subsidiary of the Company may make distributions to any Wholly-Owned Restricted Subsidiary of the Company owning such Restricted Subsidiary and to the Company;

                 (ii) purchase, redeem, defease or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock, except such repurchases of Capital Stock to the extent necessary for the Company to comply with the citizenship requirements of the Merchant Marine Act of 1936, as amended, the Shipping Act of 1916, as amended and the regulations promulgated thereunder;

                (iii) make any principal payment on, or purchase, defease, repurchase, redeem, prepay, decrease or otherwise acquire or retire for value, in each case, prior to any scheduled final maturity, scheduled repayment, scheduled sinking fund payment or other Stated Maturity, any Subordinated Indebtedness; or

                 (iv)  make any Investment (other than any Permitted Investment)

(such payments or Investments described in the preceding clauses (i), (ii), (iii) and (iv) are collectively referred to as "Restricted Payments").

                  SECTION 4.13.         Disposition of Proceeds of Asset Sales.

                  The Company shall not, and shall not permit any of the Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors or senior management of the Company), (ii) at least 85% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash, and (iii) upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Asset Sale Proceeds relating to such Asset Sale within 180 days following the date of such Asset Sale, (A) to prepay any Indebtedness incurred pursuant to the New Credit Facility and, in the case of any repayment of the revolving credit facility thereunder (other than with respect to $15.0 million in the aggregate of Net Asset Sale Proceeds so applied), to effect a permanent reduction in the availability under such revolving credit facility, (B) to make an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in the business of the Company and the Restricted Subsidiaries as existing on the Issue Date or in businesses reasonably related thereto ("Replacement Assets"), and/or (C) a combination of prepayment and investment permitted by the foregoing clauses (iii)(A) and
(iii)(B). On the 181st day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Asset Sale Proceeds relating to such Asset Sale as set forth in clauses (iii)(A), (iii)(B) and (iii)(C) of the preceding sentence (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Asset Sale Proceeds that have not been applied on or before such Net
Proceeds  Offer  Trigger  Date as permitted  in clauses  (iii)(A),  (iii)(B) and
(iii)(C) of the preceding sentence (each a "Net Proceeds Offer Amount") shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis, that amount of Securities equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Securities to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; provided, however, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Asset Sale Proceeds thereof shall be applied in accordance with this Section 4.13.

                  In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Section 5.1, which transaction does not constitute a Change of Control, the successor corporation shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this Section 4.13 with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this Section 4.13.

                  Notice of each Net  Proceeds  Offer  pursuant to this  Section
4.13 shall be mailed or caused to be mailed, by first class mail, by the Company within 30 days following the applicable Net Proceeds Offer Trigger Date to all Holders at their last registered addresses, with a copy to the Trustee. A Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law. The notice shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Net Proceeds Offer and shall state the following terms:

                  (1) that the Net Proceeds Offer is being made pursuant to this
         Section 4.13 and that all Securities tendered will be accepted for payment; provided, however, that if the principal amount of Securities tendered in the Net Proceeds Offer exceeds the aggregate amount of Net Proceeds Offer Amount, the Company shall select the Securities to be purchased on a pro rata basis;

                  (2) the purchase price (including the amount of accrued interest, if any) and the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by applicable law);

                  (3) that any Security not tendered will continue to accrue interest;

                  (4) that, unless the Company defaults in making payment therefor, any Security accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Net Proceeds Offer Payment Date;

                  (5) that Holders electing to have a Security purchased pursuant to the Net Proceeds Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Net Proceeds Offer Payment Date;

                  (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the second Business Day prior to the Net Proceeds Offer Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased; and

                  (7) that Holders whose Securities are purchased only in part will be issued new Securities in a principal amount at maturity equal to the unpurchased portion of the Securities surrendered.

                  On or before the Net Proceeds Offer Payment Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Net Proceeds Offer, (ii) deposit with the Paying Agent U.S. Government Obligations sufficient to pay the purchase price, plus accrued interest, if any, of all Securities to be purchased and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price, plus accrued interest, if any, thereon set forth in the notice of such Net Proceeds Offer. Any Security not so accepted shall be promptly mailed by the Company to the Holder thereof. For purposes of this Section 4.13, the Trustee shall act as the Paying Agent. Any amounts remaining after the purchase of Securities pursuant to a Net Proceeds Offer shall be returned by the Trustee to the Company.

                  The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Securities pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.13, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.13 by virtue thereof.

                  To the extent any Collateral is disposed of as permitted by this Section 4.13 (except to the Company or any of its Restricted Subsidiaries), such Collateral shall be sold free and clear of the Liens created by the Securities, and the Collateral Agent shall be authorized to take such actions as it deems appropriate to effect the foregoing. To the extent the Net Proceeds Offer is not fully subscribed, any unutilized Net Proceeds Offer Amount shall be secured by a Lien on such unutilized Net Proceeds Offer Amount (which Lien shall be junior to the Lien securing the Indebtedness incurred pursuant to the New Credit Facility) and such unutilized Net Proceeds Offer Amount shall constitute Collateral in accordance with the Security Documents.

                  SECTION 4.14.      Limitation on Transactions with Affiliates.

                  (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under paragraph (b) below and (y) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary.

                  All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $250,000 shall be approved by the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value of more than $2.5 million, the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

                  (b) The restrictions set forth in the this Section 4.14 shall not apply to:

                  (1) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company's Board of Directors or senior management;

                  (2) transactions exclusively between or among the Company and any of its Wholly Owned Restricted Subsidiaries or exclusively between or among such Wholly Owned Restricted Subsidiaries, provided such transactions are not otherwise prohibited by this Indenture;

                  (3) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date; and

                  (4)      Permitted Investments.

                  SECTION 4.15.         Change of Control.

                  Upon the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date"), the Company shall notify the Holders, in the manner prescribed below, of such occurrence and shall make an offer to purchase (the "Change of Control Offer") on a Business Day (the "Change of Control Payment Date") that is not later than 60 days following the Change of Control Date, all Securities then outstanding at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest and liquidated damages, if any, to the Change of Control Payment Date.

                  Notice of a Change of Control Offer shall be mailed by the Company to the Securityholders not less than 30 days nor more than 60 days before the Change of Control Payment Date. The Change of Control Offer shall remain open from the time of mailing for at least 20 Business Days and until 5:00 p.m., New York City time, on the Business Day preceding the Change of Control Payment Date. The notice, which shall govern the terms of the Change of Control Offer, shall include such disclosures as are required by law and shall state:

                  (a) that a Change of Control Offer is being made pursuant to this Section 4.15 and that all Securities validly tendered and not properly withdrawn will be accepted for payment;

                  (b) the purchase price (including the amount of accrued interest, if any) for each Security and the Change of Control Payment Date;

                  (c) that any Security not tendered for payment will continue to accrue interest in accordance with the terms thereof;

                  (d) that, unless the Company defaults on making the payment, any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

                  (e) that Holders electing to have Securities purchased pursuant to a Change of Control Offer will be required to surrender their Securities to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Business Day preceding the Change of Control Payment Date and must complete any form letter of transmittal proposed by the Company;

                  (f) that Holders of Securities will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Business Day preceding the Change of Control Payment Date, a tested telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities delivered for purchase, the Security certificate number (if any) and a statement that such Holder is withdrawing his election to have such Securities purchased;

                  (g) that Holders whose certificated Securities are purchased only in part will be issued certificated Securities equal in principal amount to the unpurchased portion of the Securities surrendered;

                  (h) the instructions that Holders must follow in order to tender their Securities; and

                  (i) the summary of the circumstances and relevant facts regarding such Change of Control.

                  On the Change of Control Payment Date, the Company shall (i) accept for payment Securities or portions thereof validly tendered and not properly withdrawn pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof so tendered and accepted and (iii) deliver to the Trustee the Securities so accepted together with an Officers' Certificate setting forth the Securities or portions thereof tendered to and accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to the Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new certificated Security equal in principal amount to any unpurchased portion of any certificated Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.

                  Any amounts remaining with the Paying Agent after purchase of Securities pursuant to a Change of Control Offer shall be returned by the Trustee to the Company.

                  If the Company is required to make a Change of Control Offer, the Company will comply with all applicable tender offer laws and regulations, including, to the extent applicable, Section 14(e) and Rule 14e-1 under the Exchange Act, and any other applicable securities laws and regulations and any applicable requirements of any securities exchange on which the Securities are listed and shall not be deemed to have breached its obligations under this
Section 4.15 or any other provision of this Indenture by virtue thereof.

                  SECTION 4.16. Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries.

                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock or any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (c) make loans or advances to the Company or any other Restricted Subsidiary, or (d) sell, lease or transfer any of its properties or assets to the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) this Indenture, the New Credit Facility and the Security Documents, (ii) any restrictions existing under or contemplated by agreements in effect on the Issue Date, (iii) with respect to a Restricted Subsidiary of the Company that is not a Restricted Subsidiary of the Company on the Issue Date, in existence at the time such Person becomes a Restricted Subsidiary of such Issuer (but not created in contemplation of such Person becoming a Restricted Subsidiary), (iv) applicable law or any applicable rule, regulation or order, (v) customary restrictions arising from Liens permitted under Section 4.11 to the extent related to the assets subject to such Liens,
(vi) restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business, (vii) customary provisions contained in leases, joint venture, license and other agreements entered into in the ordinary course of business, (viii) any restrictions existing under any agreement that refinances or replaces an agreement containing a restriction permitted by clauses (i), (ii) and (iii) above; provided that the terms and conditions of any such restrictions under this clause (viii) are not materially less favorable to the Holders than those under or pursuant to the agreement being replaced or the agreement evidencing the Indebtedness refinanced and (ix) provisions contained in agreements or instruments that prohibit the transfer of all or substantially all of the assets of the obligor and its Subsidiaries unless the transferee shall assume the obligations of the obligor under such agreement or instrument.

                  SECTION 4.17. Limitation on Designations of Unrestricted Subsidiaries.

                  The Company may designate any Subsidiary of the Company (other than any Subsidiary which owns or holds any Collateral) as an "Unrestricted Subsidiary" under this Indenture (a "Designation") only if: (a) no Default or Event of Default shall be occurring at the time of or result from such Designation; (b) the Company would be permitted under this Indenture to make an Investment at the time of Designation (assuming the effectiveness of such Designation) in an amount (the "Designation Amount") equal to the Fair Market Value of the Capital Stock of such Subsidiary on such date; and (c) the Company would be permitted under this Indenture to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.9 at the time of Designation (assuming the effectiveness of such Designation). In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to Section 4.12 for all purposes of this Indenture in the Designation Amount.

                  In addition, (i) the Company shall not, and shall not permit any Restricted Subsidiary to, at any time provide credit support for, or a guarantee of, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness), (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary), except in the case of clause (x) or (y) to the extent permitted under Section 4.12, and
(ii) no Unrestricted Subsidiary shall at any time guarantee or otherwise provide credit support for any obligation of the Company or any Restricted Subsidiary.

                  The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") if: (a) no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and (b) all Liens, Indebtedness and Affiliate Transactions of or involving such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of this Indenture.

                  All Designations and Revocations must be evidenced by Board Resolutions of the Company delivered to the Trustee certifying compliance with this Section 4.17.

                  SECTION 4.18.         Impairment of Security Interest.

                  Except as expressly permitted by the terms of the Security Documents, the Company shall not, and shall not permit any of its Subsidiaries to, take or knowingly or negligently omit to take any action, which action or omission might or would have the result of impairing the security interest in favor of the Collateral Agent, with respect to any Property then constituting Collateral, and, except as expressly permitted by the terms of the Security Documents, the Company shall not grant to any Person (other than the Collateral Agent) any interest whatsoever in such Collateral other than Liens permitted by this Indenture or the Security Documents.

                  SECTION 4.19.         Waiver of Stay, Extension or Usury Laws.

                  The Company covenants (to the extent permitted by law) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent permitted by law) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee or the Collateral Agent, but will suffer and permit the execution of every such power as though no such law had been enacted.

                  SECTION 4.20. Limitation on Preferred Stock of Restricted Subsidiaries.

                  The Company will not permit any of its Restricted Subsidiaries to issue any Preferred Stock (other than to the Company or to a Wholly Owned Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company) to own any Preferred Stock of any Restricted Subsidiary of the Company.

                  SECTION 4.21.       Additional Interest, Rating of Securities.

                  The Company hereby agrees that the Interest Rate shall increase to 13 1/2% (such increase, the "Additional Interest") if the Securities
(i) have not been rated by Moody's and S&P on or prior to April 15, 2000 or (ii) have not received a rating better than Caa1 from Moody's and a rating better than CCC+ from S&P on or prior to April 15, 2000. At such time as the Securities are rated better than Caa1 and CCC+, the Interest Rate on the Securities will be reduced to 12 1/2%.

                  Such Additional Interest shall be payable in whole, but not in part, from the Issue Date by the issuance of additional Securities (valued at 100% of the face amount thereof); provided, however, that in connection with any redemption or repurchase of the Securities as permitted or required by the terms of this Indenture or the Securities or the acceleration of the maturity of the Securities pursuant to the terms of this Indenture or the Securities, all accrued and unpaid interest shall be payable solely in cash.

                  SECTION 4.22.         Excess Cash Flow.

                  The Company shall apply not less than 50% of Excess Cash Flow for the relevant Excess Cash Payment Period to repay or otherwise redeem (i) Indebtedness secured by any assets of the Company, (ii) Indebtedness outstanding incurred under the New Credit Facility (unless the corresponding obligation under the New Credit Facility is waived by the Required Lenders (as defined therein)) or, if the New Credit Facility is no longer in existence and (iii) Indebtedness that ranks senior in right of payment to the Securities by virtue of a Lien on the Collateral prior to the Lien on the Collateral in favor of the Trustee for the benefit of the Holders. If the Company fails to comply with the provisions of this Section 4.22, it will make an offer to purchase the Securities in accordance with paragraph 8(c) of the Initial Securities and paragraph 7(c) of the Exchange Securities, as applicable.


                                    ARTICLE V

                              SUCCESSOR CORPORATION

                  SECTION 5.1.          When Company May Merge, Etc.

                  The Company will not, in any transaction or series of transactions (whether or not the Company is the surviving corporation), merge or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of (or cause or permit any Guarantor to sell, assign, convey, transfer, lease or otherwise dispose of) all or substantially all of the Company's properties and assets (determined on a consolidated basis for the Company and the Guarantors) whether as an entirety or substantially to, any Person or Persons unless at the time of and after giving effect thereto:

                  (a) either (i) if the transaction or series of transactions is a merger or consolidation, the Company shall be the surviving Person of such merger or consolidation, or (ii) the Person (if other than the Company) formed by any such consolidation or into which the Company is merged or to which the properties and assets of the Company and/or any Guarantor, as the case may be, are transferred (any such surviving Person or transferee Person being a "Surviving Entity") shall be a corporation or other business entity existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume by a supplemental indenture executed and delivered to the Trustee in form reasonably satisfactory to the Trustee, all the obligations of the Company under the Securities, this Indenture and the Security Documents, and in each case, this Indenture shall remain in full force and effect and such Person shall have taken all steps necessary or reasonably requested by the Trustee to protect and perfect the Security Interests granted or purported to be granted under the Security Documents;

                  (b) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

                  (c) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred by the Company and the Guarantors in connection with or in respect of such transaction or series of transactions), the Company or the Surviving Entity, as the case may be, could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.9;

                  (d) each Guarantor (other than a Guarantor whose Guarantee is to be released in accordance with the terms of this Indenture), unless it is the other party to the transaction, shall, to the extent permitted by applicable law, have by supplemental indenture confirmed that after consummation of such transaction its Guarantee shall apply, as such Guarantee applied on the date it was granted under the Securities to the obligations of the Company under the Securities, to the obligations of the Company or such Person, as the case may be, under this Indenture and the Securities;

                  (e) the Company or the Surviving Entity shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction or series of transactions, such supplemental indenture complies with this Section 5.1, and that all conditions precedent in this Indenture relating to the transaction or series of transactions have been satisfied; and

                  (f) the Company or the Surviving Entity shall have delivered to the Trustee all instruments of further assurance and all actions as are necessary to maintain, preserve and protect the rights of the Holders of the Securities and the Trustee hereunder and under each of the applicable Security Documents with respect to the Security Interests have been taken.

                  For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

                  The sale, assignment, transfer, lease, conveyance or other disposition by the Company or the Guarantors of all or substantially all of their respective property or assets to one or more of their Subsidiaries shall not relieve either the Company or the Guarantors from their respective obligations hereunder, under the Securities or under the Security Documents. Subject to the foregoing, any Guarantor may consolidate with, merge into or transfer all or part of its properties and assets to the Company or any other Guarantor or other entity that becomes, by reason of such consolidation, merger or transfer, a Guarantor.

                  Each Guarantor will not, and the Company will not, cause or permit any Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Guarantor unless:

(a) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia;

(b) such entity assumes by supplemental indenture all of the obligations of the Guarantor on the Guarantee and under the Security Documents and such entity shall have taken all steps necessary or reasonably requested by the Collateral Agent to protect and perfect the Security Interests granted or purported to be granted under the Security Documents;

(c) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing; and

(d) immediately after giving effect to such transaction or series of transactions and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of clause (c) of the first paragraph of this Section 5.1.

                  Any merger or consolidation of a Guarantor with and into the Company (with the Company being the surviving entity) or another Guarantor that is a Wholly Owned Restricted Subsidiary of the Company need only comply with clause (e) of the first paragraph of this Section 5.1.

                  SECTION 5.2.          Successor Entity Substituted.

                  Upon any consolidation, or merger or any transfer of all or substantially all of the assets of the Company in accordance with Section 5.1 in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Securities with the same effect as if such surviving entity had been named as such; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest and liquidated damage, if any, on the Securities except in the case of a sale of all of the Company's assets that meets the requirements of Section 5.1 hereof.


                                   ARTICLE VI

                              DEFAULT AND REMEDIES

                  SECTION 6.1.          Events of Default.

                  The following are "Events of Default" under this Indenture:

                  (a) default in the payment of any interest on the Securities when it becomes due and payable and continuance of such default for at least twenty days;

                  (b) default in the payment of the principal of, or premium, if any, on the Securities when due and payable, at maturity, upon acceleration, redemption, pursuant to a required offer to purchase or otherwise;

                  (c) the failure by the Company to comply with its obligations under Sections 4.13, 4.15 or 5.1 hereof, paragraph 8 of the Notes and paragraph 7 of the Exchange Notes;

                  (d) default in the performance of or compliance with, or breach of, any term, covenant, condition or provision of the Securities, this Indenture (other than defaults specified in clause
         (a), (b) or (c) above), or the Escrow Agreement and continuance of such default or breach for a period of 60 days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Securities;

                  (e) default in the payment of any principal, premium or interest under one or more agreements, instruments, mortgages, bonds, debentures or other evidences of Indebtedness (a "Debt Instrument") under which the Company or one or more Restricted Subsidiaries or the Company and one or more Restricted Subsidiaries then have outstanding Indebtedness in excess of $2.5 million, individually or in the aggregate, and either (x) such Indebtedness is already due and payable in full or (y) such default or defaults have resulted in the acceleration of such Indebtedness prior to its express maturity;

                  (f) one or more judgments, orders or decrees of any court or regulatory or administrative agency of competent jurisdiction for the payment of money in excess of $2.5 million, either individually or in the aggregate, shall be entered against the Company or any Restricted Subsidiary of the Company or any of their respective properties and shall not be discharged or fully bonded and there shall have been a period of 60 days after the date on which any period for appeal has expired and during which a stay of enforcement of such judgment, order or decree shall not be in effect;

                  (g) either (i) the collateral agent under the New Credit Facility, (ii) any holder of Indebtedness secured by any of the Collateral or (iii) any holder of at least $2.5 million in aggregate principal amount of Indebtedness of the Company or any of the Restricted Subsidiaries shall commence (or have commenced on its behalf) judicial proceedings to foreclose upon assets of the Company or any of the Restricted Subsidiaries having an aggregate Fair Market Value, individually or in the aggregate, in excess of $2.5 million or shall have exercised any right under applicable law or applicable security documents to take ownership of any such assets in lieu of foreclosure;

                  (h) any Guarantee ceases to be in full force and effect or is declared null and void or any Guarantor denies that it has any further liability under any Guarantee or gives notice to such effect (other than by reason of the termination of this Indenture or the release of any such Guarantee in accordance with this Indenture);

                  (i) except as contemplated by its terms, any of the Security Documents ceases to be in full force and effect or any of the Security Documents ceases to give the Collateral Agent or the Trustee, in any material respect, the Liens, rights, powers and privileges purported to be created thereby;

                  (j) the Company or any Significant Subsidiary of the Company within the meaning of any Bankruptcy Law:

                           (A)      commences a voluntary case or proceeding,

                           (B)  consents  to the  entry of an order  for  relief
against it in an involuntary case or proceeding,

                           (C) consents to the  appointment of a Custodian of it
or for all or substantially all of its property,

                           (D) makes a general assignment for the benefit of its
creditors or

                           (E) shall admit in writing its  inability  to pay its
debts generally; or

                  (k) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A)  is  for  relief   against  the  Company  or  any
Significant Subsidiary of the Company in an involuntary case or proceeding,

                           (B) appoints a Custodian of the Company or any Significant Subsidiary of the Company for all or substantially all of its properties, or

                           (C)  orders  the  liquidation  of the  Company or any
Significant Subsidiary of the Company,

and in each case the order or decree remains unstayed and in effect for 60 days.

                  For purposes of this Section 6.1, the term "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official charged with maintaining possession or control over property for one or more creditors.

                  Subject to the provisions of Sections 7.1 and 7.2, the Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to a Responsible Officer at the Corporate Trust Office of the Trustee by the Company or any other Person.

                  SECTION 6.2.          Acceleration.

                  If an Event of Default (other than an Event of Default with respect to the Company specified in clauses (j) and (k) of Section 6.1) occurs and is continuing, then the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Securities may, by written notice to the Trustee and the Collateral Agent, declare the principal of, premium, if any, and accrued interest on, all the Securities to be due and payable immediately. Upon any such declaration such principal shall become due and payable immediately. If an Event of Default specified in clause (j) or (k) of Section 6.1 with respect to the Company occurs and is continuing, then the principal of, premium, if any, and accrued interest on, all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act or notice.

                  At any time after a  declaration  of  acceleration  under this
Section 6.2, but before a judgment or decree for payment of the money due has been obtained by the Trustee and before any foreclosure (whether pursuant to judicial proceedings or otherwise), or the taking of ownership in lieu of foreclosure, upon any Collateral by the Collateral Agent (on behalf of the Trustee or Holders), by the Trustee or at the direction of the Holders, the Holders of not less than a majority in aggregate principal amount of outstanding Securities, by written notice to the Company and the Trustee, may rescind such declaration if (a) the Company has paid or deposited with the Trustee or the Collateral Agent a sum sufficient to pay (i) all sums paid or advanced by the Trustee or the Collateral Agent under this Indenture and the Security Documents and the reasonable compensation, expenses, disbursements and advances of the Trustee and the Collateral Agent and their respective agents and counsel, (ii) all overdue interest on all Securities, (iii) the principal of and premium, if any, on any Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities, and
(iv) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate borne by the Securities which has become due otherwise than by such declaration of acceleration; (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (c) all Events of Default, other than the non-payment of principal of, premium, if any, and interest on the Securities that have become due solely by such declaration of acceleration, have been cured or waived.

                  SECTION 6.3.          Other Remedies.

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                  All rights of action and claims under this Indenture or the Securities may be enforced by the Trustee even if the Trustee does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

                  Each Holder, by accepting a Security, acknowledges that the exercise of remedies by the Collateral Agent with respect to the Collateral is subject to the terms and conditions of this Indenture and the Security Documents and the proceeds received upon realization of this Indenture and the Collateral shall be applied by the Collateral Agent in accordance with the Security Documents and the Trustee shall thereafter apply any proceeds received by it in accordance with Section 6.10.

                  By acceptance of the benefits of this Indenture and the Security Documents each Holder and the Trustee confirms that the Collateral Agent is authorized to execute and deliver and perform its obligations under the Security Documents and the remedies set forth herein shall be subject to the terms of such Security Documents.

                  SECTION 6.4.          Waiver of Past Default.

                  Subject to Sections 6.7 and 9.2, the Holders of not less than a majority in aggregate principal amount of the outstanding Securities by notice to the Trustee may on behalf of the Holders of all the Securities waive any past Default or Event of Default and its consequences, except a Default specified in
Section 6.1(a) or (b) or in respect of any provision hereof which cannot be modified or amended without the consent of the Holder so affected pursuant to
Section 9.2. When a Default or Event of Default is so waived, it shall be deemed cured and shall cease.

                  SECTION 6.5.          Control by Majority.

                  The Holders of at least a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it; provided, however, that the Trustee may refuse to follow any direction that (i) conflicts with law or this Indenture, (ii) the Trustee determines may be unduly prejudicial to the rights of another Securityholder, or
(iii) may involve the Trustee in personal liability unless the Trustee has indemnification satisfactory to it in its sole discretion against any loss or expense caused by its following such direction; and provided, further, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

                  SECTION 6.6.          Limitation on Suits.

                  No Holder shall have any right to institute any proceeding with respect to this Indenture, the Security Documents or the Securities or any remedy thereunder, unless the Holders of at least 25% in aggregate principal amount of the outstanding Securities have made written request, and offered reasonable security or indemnity, to the Trustee to institute such proceeding as Trustee, the Trustee has failed to institute such proceeding within 60 days after receipt of such notice and the Trustee, within such 60-day period, has not received directions inconsistent with such written request by Holders of a majority in aggregate principal amount of the outstanding Securities. Such limitations do not apply, however, to a suit instituted by a holder of a Security for the enforcement of the payment of the principal of, premium, if any, or interest on such Security on or after the respective due dates expressed in such Security.

                  A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

                  SECTION 6.7.          Rights of Holders To Receive Payment.

                  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and interest on a Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of such Holder except to the extent that the institution or prosecution of such suit or the entry of judgment therein would, under applicable law, result in the surrender, impairment or waiver of the Lien of this Indenture and the Security Documents upon the Collateral.

                  SECTION 6.8.   Collection Suit by Trustee or Collateral Agent.

                  If an Event of Default specified in Section 6.1(a) or (b) occurs and is continuing, the Trustee and/or the Collateral Agent may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount of principal, premium, if any, and accrued interest remaining unpaid, together with interest overdue on principal, premium, if any, and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the Interest Rate and in such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and/or the Collateral Agent, their respective agents and counsel.

                  SECTION 6.9. Trustee or Collateral Agent May File Proofs of Claim.

                  The Trustee and/or the Collateral Agent shall be entitled and empowered to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and/or the Collateral Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee and/or the Collateral Agent, its or their respective agents and counsel) and the Securityholders allowed in any judicial proceedings relative to the Company, the Guarantors and the Pledgors, their creditors or their property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Securityholder to make such payments to the Trustee and/or the Collateral Agent and, in the event that the Trustee and/or the Collateral Agent shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee and/or the Collateral Agent any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee and/or the Collateral Agent, its or their respective agents and counsel, and any other amounts due the Trustee under
Section 7.7. Nothing herein contained shall be deemed to authorize the Trustee and/or the Collateral Agent to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

                  SECTION 6.10.         Priorities.

                  If the Trustee collects any money pursuant to this Article VI or as a result of a distribution by the Collateral Agent pursuant to any of the Security Documents, it shall pay out such money in the following order:

         First:     to the Trustee for all amounts due under Section 7.7;

         Second: to Holders for interest accrued on the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for interest;

         Third: to Holders for principal amounts owing under the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal; and

         Fourth:    to the Company or the Guarantors.

                  The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10.

                  SECTION 6.11.         Undertaking for Costs.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.5, or a suit by Holders of more than 10% in aggregate principal amount of the outstanding Securities.


                                   ARTICLE VII

                                     TRUSTEE

                  SECTION 7.1.          Duties of Trustee.

                  (a) If an Event of Default known to the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and the Security Documents and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. The Trustee shall not be deemed to have knowledge of an Event of Default unless it is actually known by a Responsible Officer or written notice thereof has been given to a Responsible Officer by the Company or another Person.

                  (b) Except during the continuance of an Event of Default actually known to a Responsible Officer of the Trustee:

                  (i) The Trustee need perform only those duties as are specifically set forth in this Indenture and in the Security Documents and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee.

                 (ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions or such other documents furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions or such other documents which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether they conform to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) This paragraph does not limit the effect of paragraph (b) of this Section 7.1.

                 (ii) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                (iii) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.2, 6.4 or 6.5.

                  (d) No provision of this Indenture or the Security Documents shall require the Trustee or the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or exercise any of its rights or powers hereunder or under the Security Documents if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it.

                  (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.1.

                  (f) Neither the Trustee nor the Collateral Agent shall be liable for interest on any money received by it except as the Trustee or the Collateral Agent may agree in writing with the Company. Money held in trust by the Trustee or the Collateral Agent need not be segregated from other funds except to the extent required by law.

                  (g) Notwithstanding anything herein or in the Security Documents to the contrary, the Trustee may refuse to perform any duty or exercise any right or power arising hereunder unless it is provided adequate funds to enable it to do so and it receives indemnity satisfactory to it in its sole discretion against any loss, liability, fee or expense.

                  SECTION 7.2.          Rights of Trustee.

                  Subject to Section 7.1:

                  (a) The Trustee may rely and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

                  (b) Before the Trustee acts or refrains from acting with respect to any matter contemplated by this Indenture, it may require an Officers' Certificate or an Opinion of Counsel, which shall conform to the provisions of Section 13.5. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

                  (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than the negligence or willful misconduct of an agent who is an employee of the Trustee) appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

                  (e) The Trustee may consult with counsel and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  (f) Subject to Section 9.2 hereof, the Trustee may (but shall not be obligated to), without the consent of the Holders, give any consent, waiver or approval required hereunder.

                  (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or the Security Documents at the request or direction of any Holder pursuant to this Indenture, unless such Holder shall have offered to the Trustee and/or the Collateral Agent security or indemnity satisfactory to the Trustee and/or the Collateral Agent against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

                  SECTION 7.3.          Individual Rights of Trustee.

                  The Trustee in its individual capacity or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries and their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

                  SECTION 7.4.          Trustee's Disclaimer.

                  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Securities or the Security Documents or the Collateral covered thereby, or of any insurance thereon, and it shall not be accountable for the Company's use of the proceeds from the issuance of the Securities, and it shall not be responsible for any statement of the Company or the Guarantors in this Indenture, the Security Documents or any document issued in connection with the sale of Securities or any statement in the Securities other than the Trustee's certificate of authentication.

                  SECTION 7.5.          Notice of Defaults.

                  If a Default or an Event of Default with respect to the Securities occurs and is continuing and is known to a Responsible Officer, the Trustee shall mail to each Securityholder and the Collateral Agent notice of the Default or Event of Default within 30 days after obtaining knowledge thereof. Except in the case of a Default or an Event of Default in payment of principal of or interest on any Security, the Trustee may withhold the notice to such parties if a committee of its Responsible Officers in good faith determines that withholding the notice is in the interest of Securityholders.

                  SECTION 7.6.          Reports by Trustee to Holders.

                  To the extent required by TIA ss. 313(a), within 60 days after May 15th of each year commencing with the year 2000 and for as long as there are Securities outstanding hereunder, the Trustee shall mail to each Securityholder the Company's brief report dated as of such date that complies with TIA ss. 313(a). The Trustee also shall comply with TIA ss. 313(b) and TIA ss. 313(c) and
(d). A copy of such report at the time of its mailing to Securityholders shall be filed with the SEC, if requested by the Company, and each stock exchange, if any, on which the Securities are listed. A copy of each report at the time of its mailing to holders of Securities shall be mailed to the Company and filed with the SEC and each securities exchange, if any, on which the Securities are listed.

                  The  Company  shall   promptly   notify  the  Trustee  if  the
Securities become listed on any stock exchange, and the Trustee shall comply with TIA ss. 313(d).

                  SECTION 7.7.          Compensation and Indemnity.

                  The Company shall pay to the Trustee from time to time reasonable compensation for its services rendered hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket disbursements, expenses and advances (including reasonable fees and expenses of counsel) incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, out-of-pocket disbursements and expenses of the Trustee's, agents, accountants, experts, custodians and counsel and any taxes or other expenses incurred by a trust created pursuant to Section 8.1 hereof.

                  The Company shall indemnify the Trustee and hold it harmless against, any claim, demand, expense (including but not limited to attorneys' fees and expenses), loss or liability incurred by it arising out of or in connection with the administration of this Indenture or the Security Documents, as applicable, and its duties hereunder or thereunder. The Trustee shall notify the Company promptly of any claim asserted against it for which it may seek indemnity. However, failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. Notwithstanding anything to the contrary herein, the Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee which is determined by a court of competent jurisdiction by final judgment to have been caused by the Trustee's own willful misconduct, negligence or bad faith.

                  To secure the Company's payment obligations in this Section 7.7, each of the Trustee, the Paying Agent, the Registrar and the Collateral Agent shall have a lien prior to the Securities on all money or property held or collected by it, in its capacity as Trustee, Paying Agent, Registrar and the Collateral Agent, as the case may be, except money or property held in trust to pay principal of or interest on particular Securities.

                  When the Trustee incurs expenses (including the reasonable fees and expenses of counsel) or renders services after an Event of Default specified in Section 6.1(k) or (l) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

                  The obligations under this Section 7.7 shall survive the resignation and removal of the Trustee, discharge of this Indenture and, to the extent permitted by applicable law, rejection or termination in bankruptcy.

                  SECTION 7.8.          Replacement of Trustee.

                  The Trustee may resign at any time (subject to the further provisions of this Section 7.8) by so notifying the Company in writing, such resignation to be effective upon the appointment of a successor Trustee. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee with the Company's consent. The Company may remove the Trustee within a reasonable period of time following a request by the Company if:

                  (a)  the Trustee fails to comply with Section 7.10;

                  (b)  the Trustee is adjudged a bankrupt or an insolvent;

                  (c) a receiver or other public officer takes charge of the Trustee or its property; or

                  (d) the Trustee becomes incapable of acting or fails to act in accordance with its obligations hereunder.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee, whose identity shall be subject to the Company's consent, to replace the successor Trustee appointed by the Company.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and the Company. Immediately after that, the retiring Trustee shall transfer, after payment to it of all sums owing to the Trustee pursuant to this Indenture, all property held by it as Trustee to the successor Trustee (subject to the lien provided in Section 7.7), the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 25% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. Any successor Trustee appointed pursuant to this Indenture shall be deemed to be an appointment of such successor in all capacities of the former Trustee under the Security Documents and such successor shall assume all of the obligations of the Trustee pursuant to the Security Documents.

                  Notwithstanding  replacement  of the Trustee  pursuant to this
Section 7.8, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee. The retiring Trustee shall have no liability for any act or omissions by any successor Trustee.

                  SECTION 7.9.          Successor Trustee by Merger, Etc.

                  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee provided such corporation shall be otherwise qualified and eligible under this Article VII.

                  SECTION 7.10.         Eligibility; Disqualification.

                  This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1) and (2). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA ss. 310(b); provided, however, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met. The provisions of TIA ss. 310 shall apply to the Company and any other obligor of the Securities.

                SECTION 7.11. Preferential Collection of Claims Against Company.

                  The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein. The provisions of TIA ss. 311 shall apply to the Company and any other obligor on the Securities.

                  SECTION 7.12.         Co-Collateral Agent.

                  (a) If at any time or times it shall be necessary or prudent in order to conform to any law of any jurisdiction in which any of the Collateral shall be located, or the Collateral Agent shall be advised by counsel satisfactory to it that it is necessary or prudent in the interest of the Holders, or 25% of the Holders of the outstanding Securities shall in writing so request the Collateral Agent and the Company, or the Collateral Agent shall deem it desirable for its own protection in the performance of its duties hereunder, the Collateral Agent and the Company shall execute and deliver all instruments and agreements necessary or proper to constitute another bank or trust company, or one or more Persons approved by the Collateral Agent and the Company, either to act as co-collateral agent or co-collateral agents (each a "co-collateral agent") of all or any of the Collateral, jointly with the Collateral Agent, or to act as separate collateral agent or collateral agents of any such property. If the Company shall not have joined in the execution of such instruments and agreements within 10 days after it receives a written request from the Collateral Agent to do so, or if a notice of acceleration is in effect, the Collateral Agent may act under the foregoing provisions of this Section 7.12 without the concurrence of the Company. The Company hereby appoints the Collateral Agent as its agent and attorney to act for it under the foregoing provisions of this Section 7.12 in either of such contingencies.

                  (b) Every separate trustee and every co-trustee, other than any successor Trustee appointed pursuant to Section 7.8, shall, to the extent permitted by law, be appointed and act and be such, subject to the following provisions and conditions:

                  (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee hereunder shall be conferred or imposed and exercised or performed by the Trustee and such separate trustee or separate trustees or co-trustee or co-trustees, jointly, as shall be provided in the instrument appointing such separate trustee or separate trustees or co-trustee or co-trustees, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate trustee or separate trustees or co-trustee or co-trustees;

                 (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

                (iii) the Company and the Trustee, at any time by an instrument in writing executed by them jointly, may accept the resignation of or remove any such separate trustee or co-trustee and, in that case by an instrument in writing executed by them jointly, may appoint a successor to such separate trustee or co-trustee, as the case may be, anything contained herein to the contrary notwithstanding. If the Company shall not have joined in the execution of any such instrument within 10 days after it receives a written request from the Trustee to do so, or if a notice of acceleration is in effect, the Trustee shall have the power to accept the resignation of or remove any such separate trustee or co-trustee and to appoint a successor without the concurrence of the Company, the Company hereby appointing the Trustee its agent and attorney to act for it in such connection in such contingency. If the Trustee shall have appointed a separate trustee or separate trustees or co-trustee or co-trustees as above provided, the Trustee may at any time, by an instrument in writing, accept the resignation of or remove any such separate trustee or co-trustee and the successor to any such separate trustee or co-trustee shall be appointed by the Company and the Trustee, or by the trustee alone pursuant to this Section.


                                  ARTICLE VIII

                       DISCHARGE OF INDENTURE; DEFEASANCE

                  SECTION 8.1.          Satisfaction and Discharge.

                  This Indenture will be discharged and will cease to be of further effect (except as to those obligations referred to in the penultimate paragraph of this Section 8.1) as to all outstanding Securities and all rights of the Trustee and the Holders in and to the Collateral under the Security Documents shall be released when:

                  (a) either (i) all the Securities theretofore authenticated and delivered (except lost, stolen or destroyed Securities which have been replaced or repaid and Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (ii) all Securities not theretofore delivered to the Trustee for cancellation (except lost, stolen or destroyed Securities which have been replaced or paid) have been called for redemption pursuant to the terms of the Securities or have otherwise become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Securities theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Securities to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; and

                  (b) the Company and the Guarantors have paid all other sums payable under this Indenture, the Securities, the Guarantees and the Security Documents (so long as such agreements relate to the Securities) by the Company and the Guarantors; and

                  (c) there exists no Default or Event of Default under this Indenture; and

                  (d) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent under this Section 8.1 relating to satisfaction and discharge of this Indenture, the Securities and the Guarantees have been complied with.

                  Notwithstanding the foregoing paragraph, the Company's obligations in Sections 2.5, 2.6, 2.7, 2.8, 4.1, 4.2, 7.7, 7.8, 8.2, 8.4 and 8.5
shall survive until the Securities are no longer outstanding. After the Securities are no longer outstanding, the Company's obligations in Sections 7.7,
8.4 and 8.5 shall survive.

                  After such delivery or irrevocable deposit the Trustee shall acknowledge in writing the discharge of the Company's and the Guarantors' obligations under the Securities, the Guarantees and this Indenture except for those surviving obligations specified above.

                  SECTION 8.2.         Legal Defeasance and Covenant Defeasance.

                  (a) The Company may, at its option by Board Resolution, at any time, with respect to the Securities, elect to have either paragraph (b) or paragraph (c) below be applied to the outstanding Securities upon compliance with the conditions set forth in paragraph (d).

                  (b) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (b), each of the Company and the Guarantors shall be deemed to have been released and discharged from its obligations with respect to the outstanding Securities and Guarantees on the date the conditions set forth below are satisfied (hereinafter, "legal defeasance"). For this purpose, such legal defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of paragraph (e) below and the other Sections of and matters under this Indenture referred to in (i) and (ii) below, and to have satisfied all their other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Securities to receive solely from the trust fund described in paragraph (d) below and as more fully set forth in such paragraph, payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due, (ii) the Company's obligations with respect to such Securities under Sections 2.3, 2.6, 2.7. and 4.2, and, with respect to the Trustee, under Section 7.7, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (iv) this
Section 8.2. In addition, for this purpose, such legal defeasance means that the Guarantors shall be deemed to have discharged and satisfied their obligations under the Guarantees (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same). Subject to compliance with this Section 8.2, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) below with respect to the Securities.

                  (c) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (c), the Company and the Guarantors shall be released and discharged from their obligations under any covenant contained in
Article V and in Sections 4.4 through 4.22, with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Securities shall thereafter be deemed to be not "outstanding" for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such Sections, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the outstanding Securities, the Company and each Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (c), subject to the satisfaction of the conditions set forth in Section 8.2(d) below, those events described in Section 6.1 (except those events described in 6.1 (a), (b), (k) and (l) shall no longer be applicable.

                  (d) The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Securities (unless indicated otherwise below):

                  (i) the Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 who shall agree to comply with the provisions of this Section 8.2 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) cash in United States dollars in an amount, or (B) U.S. Government Obligations that through the scheduled payment of principal of, premium, if any, and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of an Independent Financial Adviser expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge principal of, premium, if any, and interest on the outstanding Securities (except lost, stolen or destroyed Securities which have been replaced or paid) on the Maturity Date or the applicable Redemption Date, as the case may be, of such principal or installment of principal, premium, if any, or interest in accordance with the terms of this Indenture and of such Securities; provided, however, that the Trustee (or other qualifying trustee) shall have received an irrevocable written order from the Company instructing the Trustee (or other qualifying trustee) to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Securities;

                 (ii) no Default or Event of Default or event with respect to the Securities shall have occurred and be continuing on the date of such deposit or, insofar as Sections 6.1(k) and (l) are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

                (iii) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it is bound;

                 (iv) in the case of an election under paragraph (b) above, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such legal defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

                  (v) in the case of an election under paragraph (c) above, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

                 (vi) in the case of an election  under either  paragraph (b) or
         (c) above, an Opinion of Counsel to the effect that, (x) the trust funds will not be subject to any rights of any other holders of Indebtedness of the Company, and (y) after the 91st day following the deposit (or such longer period as may be provided in an applicable state Bankruptcy Law), the trust funds will not be subject to the effect of any applicable Bankruptcy Law; and

                (vii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the legal defeasance under paragraph (b) above or the covenant defeasance under paragraph (c) above, as the case may be, have been complied with.

                  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to paragraph (d) above or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

                  (e) In the event of a legal defeasance or covenant defeasance, all rights of the Trustee and the Holders in and to the Collateral under the Security Documents shall be released, except those related to the deposit in paragraph (d) above.

                  SECTION 8.3.          Application of Trust Money.

                  The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Sections 8.1 and 8.2, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of, premium, if any, and interest on the Securities.

                  Anything in Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request, in writing, by the Company any money or U.S. Government Obligations held by it as provided in Section 8.2(d) above which, in the opinion of an Independent Financial Adviser expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent legal defeasance or covenant defeasance.

                  SECTION 8.4.          Repayment to Company or the Guarantors.

                  Subject to Sections 7.7, 8.1 and 8.2, the Trustee shall promptly pay to the Company, or if deposited with the Trustee by any Guarantor, to such Guarantor, upon receipt by the Trustee of an Officers' Certificate, any excess money, determined in accordance with Sections 8.2(d)(i) and (e), held by it at any time. The Trustee and the Paying Agent shall pay to the Company, or if deposited with the Trustee by any Guarantor, to such Guarantor, upon receipt by the Trustee or the Paying Agent, as the case may be, of an Officers' Certificate, any money held by it for the payment of principal, premium, if any, or interest that remains unclaimed for two years; provided, however, that the Trustee and the Paying Agent before being required to make any payment may, but need not, at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company or a Guarantor. After payment to the Company or a Guarantor, as the case may be, Securityholders entitled to money must look solely to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

                  SECTION 8.5.          Reinstatement.

                  If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Indenture by reason of any legal proceeding or by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, then and only then the Company's and each Guarantor's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had been made pursuant to this Indenture until such time as the Trustee is permitted to apply all such money or U.S. Government Obligations in accordance with this Indenture; provided, however, that if the Company or any Guarantor, as the case may be, make or makes any payment of interest on, premium, if any, or principal of any Securities because of the reinstatement of their obligations, the Company or any Guarantor, as the case may be, shall be subrogated to the rights of the holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                                   ARTICLE IX

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

                  SECTION 9.1.          Without Consent of Holders.

                  The Company and the Guarantors, when authorized by Board Resolutions of their respective Boards of Directors, and the Trustee may amend, waive or supplement (or, if applicable, authorize the Collateral Agent to amend, waive or supplement) this Indenture, the Securities, the Guarantees and/or Security Documents without notice to or consent of any Securityholder:

                  (a)  to cure any ambiguity, defect or inconsistency;

                  (b) to provide for uncertificated Securities in addition to or in place of certificated Securities;

                  (c) to comply with any requirements of the SEC under the TIA, including the qualification of the Indenture under the TIA;

                  (d) to evidence the succession in accordance with Article V or X hereof of another Person to the Company or a Guarantor, as the case may be, and the assumption by any such successor of the covenants of the Company or a Guarantor herein and in the Securities;

                  (e) to mortgage, pledge or grant a security interest in favor of the Collateral Agent as additional security for the payment and performance of its obligations under this Indenture, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted, to the Collateral Agent pursuant to any Security Document or otherwise;

                  (f) to evidence and provide for the acceptance of appointment hereunder by a separate or successor Trustee with respect to the Securities and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trust hereunder by more than one Trustee, pursuant to the requirements of Section 7.12;

                  (g) to make any change that does not adversely affect the rights of any Holder;

                  (h) to add or release any Guarantor strictly in accordance with another provision of this Indenture expressly providing for such addition or release; or

                  (i) to make any other amendment to the Security Documents expressly permitted by the terms thereof so long as such amendment without the consent of the Holders does not conflict with Section 9.2 hereof.

                  SECTION 9.2.          With Consent of Holders.

                  Subject to Section 6.7, the Company, the Guarantors and the Trustee and, if applicable, the Collateral Agent may amend or supplement this Indenture, the Securities, the Guarantees and/or the Security Documents, without notice to any other holders of Securities, with the written consent of the Holders of not less than a majority in aggregate principal amount of the Securities then outstanding. Subject to Section 6.7, the Holders of, in the aggregate, not less than a majority in aggregate principal amount of the outstanding Securities affected may waive compliance by the Company and the Guarantors with any provision of this Indenture, the Securities, the Guarantees and/or the Security Documents, without notice to any other Securityholder; provided, however, (1) without the consent of each Securityholder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.4, may not:

                  (a) reduce the principal amount of, extend the fixed maturity of or alter the optional redemption or repurchase provisions of the Securities;

                  (b) change the currency in which any Securities or any premium or the interest thereon is payable or make the principal of, premium, if any, or interest on any Securities payable in a currency other than that stated in the Securities;

                  (c) reduce the percentage in principal amount of outstanding Securities that must consent to an amendment, supplement or waiver or consent to take any action under this Indenture, any Guarantee, the Securities or the Security Documents;

                  (d) impair the right to institute suit for the enforcement of any payment on or with respect to the Securities or any Guarantee;

                  (e) waive a default in payment with respect to the Securities or any Guarantee;

                  (f) following the occurrence of a Change of Control or the execution of a definitive agreement with respect to a Change of Control, amend, change or modify the obligations of the Company to make and consummate a Change of Control Offer with respect to such Change of Control or modify any of the provisions or definitions with respect thereto;

                  (g) reduce or change the rate or time for payment of interest on the Securities;

                  (h) modify or change any provision of this Indenture or the Security Documents affecting the ranking of the Securities or any Guarantee or the priority of the claims of the Holders in and to the Collateral in any manner adverse to the Holders;

                  (i) release any Guarantor from any of its obligations under its Guarantee or the Indenture other than in compliance with this Indenture; or

                  (j) release any Liens created by the Escrow Agreement except in accordance with the terms of the Escrow Agreement.

and (2) no such modification or amendment may, without the consent of the Holders of a majority of the aggregate principal amount of outstanding Securities, directly or indirectly release any Lien on the Collateral except in compliance with the terms of the Security Documents.

                  It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an  amendment,  supplement  or waiver under this Section
9.2 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

                  SECTION 9.3.          Compliance with Trust Indenture Act.

                  Every amendment to or supplement of this Indenture, the Security Documents or the Securities shall comply with the TIA as then in effect.

                  SECTION 9.4.          Revocation and Effect of Consents.

                  Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of that Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security, provided that the consent was not by its terms an irrevocable consent. Any permitted revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. Notwithstanding the above, nothing in this paragraph shall impair the right of any Securityholder under ss. 316(b) of the TIA.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the second and third sentences of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or, provided that the consent was not by its terms an irrevocable consent, to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. Such consent shall be effective only for actions taken within 90 days after such record date.

                  After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses (a) through (i) of Section 9.2; if it makes such a change, the amendment, supplement or waiver shall bind every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

                  SECTION 9.5.          Notation on or Exchange of Securities.

                  If an amendment, supplement or waiver changes the terms of a Security, the Trustee shall (in accordance with the specific written direction of the Company) request the Holder of the Security to deliver it to the Trustee. The Trustee shall (in accordance with the specific written direction of the Company) place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

              SECTION 9.6. Trustee and Collateral Agent to Sign Amendments, Etc.

                  The Trustee and Collateral Agent shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment, supplement or waiver does not adversely affect the rights, duties or immunities of the Trustee or Collateral Agent, as applicable. If it does, the Trustee or Collateral Agent, as applicable, may, but need not, sign it. In signing any amendment, supplement or waiver, the Trustee and Collateral Agent shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article IX is authorized or permitted by this Indenture. Neither the Company nor any Guarantor may sign an amendment until its respective Board of Directors approves it. The Collateral Agent may sign any amendment to the Security Documents without the consent or countersignature of the Trustee if such amendment does not require the consent of the Holders pursuant to the terms of the Security Documents and Section 9.2 hereof.


                                    ARTICLE X

                                    GUARANTEE

                  SECTION 10.1.         Unconditional Guarantee.

                  Each Guarantor hereby unconditionally,  jointly and severally, guarantees, to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, that: (i) the principal of and interest on the Securities will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise and interest on the overdue principal, if any, and interest on any interest, to the extent lawful, of the Securities and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Securities or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses
(i) and (ii) above, to the limitations set forth in Section 10.4. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities, this Indenture or the Security Documents, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Securities, this Indenture and in this Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, to the extent permitted by applicable law, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in
Article VI for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article VI, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

                  SECTION 10.2.         Severability.

                  In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  SECTION 10.3.         Release of a Guarantor.

                  Concurrently with any sale or disposition of any Guarantor by merger, sale of all or substantially all of its assets, liquidation or otherwise that is in compliance with the terms of this Indenture (other than a transaction subject to the provisions described under Section 5.1) and the release of such Guarantor's guarantee under the New Credit Facility, such Guarantor and each Subsidiary of such Guarantor that is also a Guarantor will automatically and unconditionally be released from all obligations under its Guarantee and any Collateral relating thereto, and Liens of this Indenture and the Security Documents thereon, shall concurrently be automatically and unconditionally released. In addition, subject to the foregoing conditions, any Guarantor and each Subsidiary of such Guarantor that is also a Guarantor will automatically and unconditionally be released from all obligations under its Guarantee and any Collateral relating thereto, and Liens of this Indenture and the Security Documents thereon, shall concurrently be automatically and unconditionally released, unless the Company otherwise elects, if such Guarantor is designated as an Unrestricted Subsidiary in compliance with the terms of this Indenture and all other guarantees of such Guarantor of Indebtedness of the Company and the Restricted Subsidiaries are released in connection therewith. A sale of assets or Capital Stock of a Guarantor may constitute an Asset Sale subject to Section 4.13.

                  The Trustee and Collateral Agent shall execute and deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers' Certificate and Opinion of Counsel
certifying as to the compliance with this Section 10.3. Any Guarantor not so released remains liable for the full amount of principal of and interest on the Securities as provided in this Article X.

                  SECTION 10.4.         Limitation of Guarantor's Liability.

                  Each Guarantor and by its acceptance hereof each Holder hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal, state or foreign law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under the Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 10.6, result in the obligations of such Guarantor under the Guarantee not constituting such fraudulent transfer or conveyance.

                  SECTION 10.5. Guarantors May Consolidate, etc., on Certain Terms.

                  (a) Nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor or shall prevent any sale of assets or conveyance of the property of a Guarantor, as an entirety or substantially as an entirety, to the Company or another Guarantor. Upon any such consolidation, merger, sale or conveyance, the Guarantee given by such Guarantor shall no longer have any force or effect.

                  (b) Except in the case in which a Guarantor's Guarantee is subject to release as provided under Section 10.3, each Guarantor will not, and the Company will not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Guarantor unless:
(i) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation or other business entity organized and existing under the laws of the United States or any State thereof or the District of Columbia; (ii) such entity assumes by supplemental indenture all of the obligations of the Guarantor on the Guarantee; and (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing. Any merger or consolidation of a Guarantor with and into the Company (with the Company being the surviving entity) or another Guarantor need only comply with clauses (b) and (e) of the first paragraph of
Section 5.1.

                  SECTION 10.6.         Contribution.

                  In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under the Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's obligations with respect to the Securities or any other Guarantor's obligations with respect to the Guarantee. "Adjusted Net Assets" of such Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Guarantee, of such Guarantor at such date and
(y) the present fair saleable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidiary of such Guarantor in respect of the obligations of such Subsidiary under the Guarantee), excluding debt in respect of the Guarantee of such Guarantor, as they become absolute and matured. No Funding Guarantor shall be entitled to receive any payment until all amounts due the Trustee and the Holders have been paid in full.

                  SECTION 10.7.         Waiver of Subrogation.

                  Until all obligations under this Indenture and the Securities are discharged and are paid in full, each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under the Guarantees and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Securities against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Securities shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Securities, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Securities, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 10.7 is knowingly made in contemplation of such benefits.

                  SECTION 10.8.         Execution of Guarantee.

                  Each Guarantor hereby agrees that its Guarantee set forth in this Article X shall remain in full force and effect notwithstanding the fact that no Guarantee is endorsed on the Securities.

                  SECTION 10.9.         Waiver of Stay, Extension or Usury Laws.

                  Each Guarantor covenants (to the extent permitted by law) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive such Guarantor from performing its Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent permitted by law) each such Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                   ARTICLE XI

                               SECURITY DOCUMENTS

                  SECTION 11.1.         Collateral and Security Documents.

                  (a) In order to secure the due and punctual payment of the Securities, the Pledgors have entered into the respective Security Documents to which they are party to create the Security Interests and for related matters and pursuant to which the Company has granted to the Collateral Agent for the benefit of the Holders a second priority Lien on and security interest in the Collateral, subject only to the Lien granted for the benefit of the lenders under the New Credit Facility and other Liens expressly permitted under the terms of the Security Documents. The Trustee, the Collateral Agent, the Company and the Guarantors hereby agree that the Collateral Agent holds the Collateral in trust for the benefit of the Holders pursuant to the terms of this Indenture and the Security Documents. Subject only to the provisions of the Security Documents and this Indenture, the Securities and the Guarantees shall be secured by the Collateral securing the New Credit Facility.

                  (b) Each holder of a Security, by accepting a Security, agrees to all of the terms and provisions of the Security Documents, as the same may be amended from time to time pursuant to the provisions of the Security Documents and this Indenture. Notwithstanding anything to the contrary contained herein, if any provision of this Article XI hereof conflicts with a provision contained in the Security Documents, the Security Documents shall govern unless the terms of such conflicting Security Document expressly provides that the terms of the Indenture shall govern.

                  SECTION 11.02.        Renewal and Refunding.

                  Nothing in this Article XI shall prevent (a) the renewal or extension, without impairment of the Security Interests, at the same or at a lower or higher rate of interest, of any of the obligations or Indebtedness of any Person included in the Collateral or (b) the issue in substitution for any such obligations or Indebtedness of other obligations or Indebtedness of such Person for equivalent amounts and of substantially equal or superior rank as to security, if any; provided, however, that every such obligation or Indebtedness as so renewed or extended shall continue to be subject to the Lien of the Security Documents and every substituted obligation of Indebtedness and the evidence thereof shall be deposited and pledged with the Collateral Agent.

                  SECTION 11.03. Release upon Termination of the Company's Obligations.

                  In the event that the Company delivers an Officers' Certificate certifying that its obligations under this Indenture have been satisfied and discharged by complying with the provisions of Article VIII, the Collateral Agent and the Trustee shall (i) execute and deliver such releases, termination statements and other instruments (in recordable form, where appropriate) as the Company or any other Pledgor, as applicable, may reasonably request evidencing the termination of the Security Interests created by the Security Documents and (ii) not be deemed to hold the Security Interests for the benefit of the Trustee and the holders of the Securities.

                  SECTION 11.04.    Escrow Collateral.

                  Notwithstanding  anything to the  contrary  contained  in this
Article XI, on the Issue Date, the Company shall deposit, and at all times, subject to the Escrow Agreement, grant to the Trustee as security for the benefit of the Holders, security interests in the Escrow Collateral. The Escrow Collateral must be in such amount together with the proceeds from the investment thereof, to be sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by the Company, to provide for payment in full of the first three scheduled interest payments (but not any liquidated damages) due on the outstanding Securities. Security interests in the Escrow Collateral shall be pledged by the Company to the Trustee for the benefit of the Holders pursuant to the Escrow Agreement and shall be held by the Trustee in the Escrow Account pending disposition pursuant to the Escrow Agreement. The Liens created by the Escrow Agreement shall be first priority security interests in the Escrow Collateral.


                                   ARTICLE XII

                             [INTENTIONALLY OMITTED]


                                  ARTICLE XIII

                                  MISCELLANEOUS

                  SECTION 13.1.         Trust Indenture Act Controls.

                  If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

                  SECTION 13.2.         Notices.

                  Any notice or communication shall be sufficiently given if in writing and delivered in Person or mailed by first-class mail addressed as follows:

                  (a)  if to the Company or the Guarantors:

                           c/o HVIDE MARINE INCORPORATED
                           2200 Eller Drive
                           P.O. Box 13038
                           Port Everglades Station
                           Fort Lauderdale, FL  33316
                           Attention:  Robert B. Lamm

                  (b)  if to the Trustee:

                        State Street Bank and Trust Company of Connecticut, N.A.
                           225 Asylum Street, 23rd Floor
                           Goodwin Square
                           Hartford, CT  06103
                           Attention:  Corporate Trust Administration

                  (c) if to the Collateral Agent:

                           Bankers Trust Company
                           130 Liberty Street
                           New York, NY  10006
                           Attention:  Jeff Ogden

                  Each of the Company, the Guarantors, the Trustee and the Collateral Agent by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication mailed to a Securityholder, including any notice delivered in connection with TIA ss. 310(b), TIA ss. 313(c), TIA ss. 314(a) and TIA ss. 315(b), shall be mailed to him, first-class postage prepaid, at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. Except for a notice to the Trustee or the Collateral Agent, which is deemed given only when received, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                  SECTION 13.3.    Communications by Holders with Other Holders.

                  Securityholders may communicate pursuant to TIA ss. 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Guarantors, the Trustee, the Registrar, the Collateral Agent and any other Person shall have the protection of TIA ss. 312(c).

                  SECTION 13.4. Certificate and Opinion of Counsel as to Conditions Precedent.

                  Upon any request or application by the Company to the Trustee or the Collateral Agent to take any action under this Indenture, the Company shall furnish to the Trustee or the Collateral Agent, as applicable, at the request of the Trustee or the Collateral Agent, as applicable, (a) an Officers' Certificate in form and substance satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (b) an Opinion of Counsel in form and substance satisfactory to the Trustee or the Collateral Agent, as applicable, stating that, in the opinion of counsel, all such conditions have been complied with and (c) where applicable, a certificate or opinion by an independent certified public accountant satisfactory to the Trustee or the Collateral Agent, as applicable, that complies with TIA ss. 314(c).

                  SECTION 13.5. Statements Required in Certificate and Opinion of Counsel.

                  Each certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (a) a statement that the Person making such certificate has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate are based; and

                  (c) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

                  SECTION 13.6. Rules by Trustee, Paying Agent, Registrar, Collateral Agent.

                  The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Securityholders. The Paying Agent, Collateral Agent or Registrar may make reasonable rules for its functions.

                  SECTION 13.7.         Legal Holidays.

                  If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

                  SECTION 13.8.         Governing Law.

                  The internal laws of the State of New York shall govern this Indenture, the Securities and the Guarantee.

                  SECTION 13.9.         No Recourse Against Others.

                  A trustee, director, officer, employee, stockholder or beneficiary, as such, of the Company or the Guarantors shall not have any liability for any obligations of the Company or the Guarantors under the Securities or this Indenture or the Guarantees or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability.

                  SECTION 13.10.        Successors.

                  All agreements of the Company and the Guarantors in this Indenture and the Securities and the Guarantees shall bind their respective successors. All agreements of the Trustee and the Collateral Agent in this Indenture shall bind its successor.

                  SECTION 13.11.        Duplicate Originals.

                  The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                  SECTION 13.12.        Severability.

                  In case any provision in this Indenture or in the Securities or the Guarantees shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

                  SECTION 13.13.        Table of Contents, Headings, Etc.

                  The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, and are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

                           IN WITNESS  WHEREOF,  the parties  hereto have caused
this Indenture to be duly executed as of the date first written above.

                           HVIDE MARINE INCORPORATED,
                                   as Issuer


                                 By:
                                    Name:
                                    Title:

                          HMI OPERATORS, INC.
                          HVIDE MARINE INTERNATIONAL, INC.
                          HVIDE MARINE TOWING, INC.
                          HVIDE MARINE TOWING SERVICES, INC.
                          HVIDE MARINE TRANSPORT,
                          INCORPORATED
                          LONE STAR MARINE SERVICES, INC.
                          OFFSHORE MARINE MANAGEMENT
                          INTERNATIONAL, INC.
                          SEABULK ALBANY, INC.
                          SEABULK ALKATAR, INC.
                          SEABULK ARABIAN, INC.
                          SEABULK ARCTIC EXPRESS, INC.
                          SEABULK ARIES II, INC.
                          SEABULK ARZANAH, INC.
                          SEABULK BARRACUDA, INC.
                          SEABULK BATON ROUGE, INC.
                          SEABULK BECKY, INC.
                          SEABULK BETSY, INC.
                          SEABULK BUL HANIN, INC.
                          SEABULK CAPRICORN, INC.
                          SEABULK CARDINAL, INC.
                          SEABULK CAROL, INC.
                          SEABULK CAROLYN, INC.
                          SEABULK CHAMP, INC.
                          SEABULK CHRISTOPHER, INC.
                          SEABULK CLAIBORNE, INC.
                          SEABULK CLIPPER, INC.
                          SEABULK COMMAND, INC.
                          SEABULK CONDOR, INC.
                          SEABULK CONSTRUCTOR, INC.
                          SEABULK COOT I, INC.
                          SEABULK COOT II, INC.
                          SEABULK CORMORANT, INC.
                          SEABULK CYGNET I, INC.
                          SEABULK CYGNET II, INC.
                          SEABULK DANAH, INC.
                          SEABULK DAYNA, INC.
                          SEABULK DEBBIE, INC.
                          SEABULK DEFENDER, INC.
                          SEABULK DIANA, INC.
                          SEABULK DISCOVERY, INC.
                          SEABULK DUKE, INC.
                          SEABULK EAGLE, INC.
                          SEABULK EAGLE II, INC.
                          SEABULK EMERALD, INC.
                          SEABULK ENERGY, INC.
                          SEABULK EXPLORER, INC.
                          SEABULK FALCON, INC.
                          SEABULK FALCON II, INC.
                          SEABULK FREEDOM, INC.
                          SEABULK FULMAR, INC.
                          SEABULK GABRIELLE, INC.
                          SEABULK GANNET I, INC.
                          SEABULK GANNET II, INC.
                          SEABULK GAZELLE, INC.
                          SEABULK GIANT, INC.
                          SEABULK GREBE, INC.
                          SEABULK HABARA, INC.
                          SEABULK HAMOUR, INC.
                          SEABULK HARRIER, INC.
                          SEABULK HATTA, INC.
                          SEABULK HAWAII, INC.
                          SEABULK HAWK, INC.
                          SEABULK HERCULES, INC.
                          SEABULK HERON, INC.
                          SEABULK HORIZON, INC.
                          SEABULK HOUBARE, INC.
                          SEABULK IBEX, INC.
                          SEABULK ISABEL, INC.
                          SEABULK JASPER, INC.
                          SEABULK JEBEL ALI, INC.
                          SEABULK KATIE, INC.
                          SEABULK KESTREL, INC.
                          SEABULK KING, INC.
                          SEABULK KNIGHT, INC.
                          SEABULK LAKE EXPRESS, INC.
                          SEABULK LARA, INC.
                          SEABULK LARK, INC.
                          SEABULK LIBERTY, INC.
                          SEABULK LINCOLN, INC.
                          SEABULK LULU, INC.
                          SEABULK MAINTAINER, INC.
                          SEABULK MALLARD, INC.
                          SEABULK MARLENE, INC.
                          SEABULK MARTIN I, INC.
                          SEABULK MARTIN II, INC.
                          SEABULK MASTER, INC.
                          SEABULK MERLIN, INC.
                          SEABULK MUBARRAK, INC.
                          SEABULK NEPTUNE, INC.
                          SEABULK OCEAN SYSTEMS
                          CORPORATION
                          SEABULK OCEAN SYSTEMS HOLDINGS
                          CORPORATION
                          SEABULK OFFSHORE, LTD.
                         By its general partner Seabulk Tankers, Ltd.
                         By its general partner Hvide Marine Transport,
                            Incorporated
                          SEABULK OFFSHORE ABU DHABI, INC.
                          SEABULK OFFSHORE DUBAI, INC.
                          SEABULK OFFSHORE GLOBAL
                          HOLDINGS, INC.
                          SEABULK OFFSHORE HOLDINGS, INC.
                          SEABULK OFFSHORE INTERNATIONAL, INC.
                          SEABULK OFFSHORE OPERATORS, INC.
                          SEABULK OFFSHORE OPERATORS
                          TRINIDAD LIMITED
                          SEABULK OREGON, INC.
                          SEABULK ORYX, INC.
                          SEABULK OSPREY, INC.
                          SEABULK PELICAN, INC.
                          SEABULK PENGUIN I, INC.
                          SEABULK PENGUIN II, INC.
                          SEABULK PENNY, INC.
                          SEABULK PERSISTENCE, INC.
                          SEABULK PETREL, INC.
                          SEABULK PLOVER, INC.
                          SEABULK POWER, INC.
                          SEABULK PRIDE, INC.
                          SEABULK PRINCE, INC.
                          SEABULK PRINCESS, INC.
                          SEABULK PUFFIN, INC.
                          SEABULK QUEEN, INC.
                          SEABULK RAVEN, INC.
                          SEABULK ROOSTER, INC.
                          SEABULK SABINE, INC.
                          SEABULK SALIHU, INC.
                          SEABULK SAPPHIRE, INC.
                          SEABULK SARA, INC.
                          SEABULK SEAHORSE, INC.
                          SEABULK SENGALI, INC.
                          SEABULK SERVICE, INC.
                          SEABULK SHARI, INC.
                          SEABULK SHINDAGA, INC.
                          SEABULK SKUA I, INC.
                          SEABULK SNIPE, INC.
                          SEABULK SUHAIL, INC.
                          SEABULK SWAN, INC.
                          SEABULK SWIFT, INC.
                          SEABULK TANKERS, LTD.
                          By its general partner Hvide Marine
                                   Transport, Incorporated
                           SEABULK TAURUS, INC.
                           SEABULK TENDER, INC.
                           SEABULK TIMS I, INC.
                           SEABULK TITAN, INC.
                           SEABULK TOOTA, INC.
                           SEABULK TOUCAN, INC.
                           SEABULK TRADER, INC.
                           SEABULK TRANSMARINE II, INC.
                           SEABULK TREASURE ISLAND, INC.
                           SEABULK UMM SHAIF, INC.
                           SEABULK VERITAS, INC.
                           SEABULK VIRGO I, INC.
                           SEABULK VOYAGER, INC.
                           SEABULK ZAKUM, INC.,
                                       each as a Guarantor


                           By:
                                  Name:  John H. Blankley
                                  Title:  Executive Vice President,
                                     Chief Financial Officer and Treasurer


                            HMI CAYMAN HOLDINGS, INC.
                           SEABULK OFFSHORE OPERATORS
                                     NIGERIA LIMITED
                          SEABULK OFFSHORE U.K. LIMITED
                            SEABULK RED TERN LIMITED,
                               each as a Guarantor


                            By:
                                 Name:  John H. Blankley
                                 Title: Director


                       HVIDE MARINE DE VENEZUELA, S.R.L.,
                                 as a Guarantor


                              By:
                                   Name:  John H. Blankley
                                   Title:  Executive Vice President and
                                           Chief Financial Officer


                            LIGHTSHIP LIMITED PARTNER
                          HOLDINGS, LLC, as a Guarantor


                               By:
                                    Name:  John H. Blankley
                                    Title:  Vice President and Treasurer


                         SEAMARK LTD., INC.
                         SUN STATE MARINE SERVICES, INC.
                         OCEAN SPECIALTY TANKERS
                              CORPORATION,
                               each as a Guarantor


                               By:
                                     Name: John H. Blankley
                                     Title: Attorney-in-Fact

                          MARANTA, S.A.,
                             as a Guarantor


                                 By:
                               Name: Orlando Luzi
                                Title: President




                           STATE STREET BANK AND TRUST COMPANY,
                                              as Trustee


                             By:
                                 Name:
                                 Title:


                            BANKERS TRUST COMPANY,
                               as Collateral Agent


                            By:
                                Name:
                                Title: